Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER


                                      among


                                 GLOBESPAN, INC.


                              FTI ACQUISITION CORP.


                                       and


                             FICON TECHNOLOGY, INC.









                          Dated as of January 12, 2000

                                TABLE OF CONTENTS

                                                                            PAGE
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01    Certain Defined Terms..........................................2
SECTION 1.02    Other Defined Terms............................................5


                                   ARTICLE II
                                   THE MERGER

SECTION 2.01    The Merger.....................................................6
SECTION 2.02    Effect of the Merger...........................................7
SECTION 2.03    Consummation of the Merger.....................................7
SECTION 2.04    Charter, Bylaws, Directors and Officers........................7
SECTION 2.05    Further Assurances.............................................7


                                  ARTICLE III
                           CONVERSION OF SECURITIES

SECTION 3.01    Exchange Ratio.................................................8
SECTION 3.02    Conversion of Capital Stock of Acquisition Corp................9
SECTION 3.03    Dissenting Shares..............................................9
SECTION 3.04    Surrender and Exchange of Shares...............................9
SECTION 3.05    Release of Escrowed Merger Shares and Escrowed Shares.........10
SECTION 3.06    Closing of Stock Transfer Books...............................10
SECTION 3.07    Ancillary Agreements..........................................10


                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

SECTION 4.01    Organization and Qualification................................11
SECTION 4.02    Authorization of Agreements, Etc..............................11
SECTION 4.03    Validity......................................................12
SECTION 4.04    Capitalization................................................12



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                                                                            PAGE



SECTION 4.05    Financial Statements, Etc.....................................13
SECTION 4.06    Absence of Undisclosed Liabilities............................13
SECTION 4.07    Absence of Certain Changes or Events; Ficon India Acquisition.13
SECTION 4.08    Governmental Approvals........................................15
SECTION 4.09    Litigation....................................................15
SECTION 4.10    Infringement, Etc.............................................15
SECTION 4.11    Assets, Employees and the Business............................16
SECTION 4.12    Use of Real Property..........................................17
SECTION 4.13    Personal Property.............................................17
SECTION 4.14.1  Intellectual Property Schedules...............................18
SECTION 4.14.2  Intellectual Property Representations and Warranties..........19
SECTION 4.15    Labor Matters.................................................22
SECTION 4.16    Taxes.........................................................23
SECTION 4.17    Compliance with Law; Permits..................................25
SECTION 4.18    Employee Benefit Plans........................................26
SECTION 4.19    Environmental Matter .........................................27
SECTION 4.20    Contracts.....................................................28
SECTION 4.21    Insurance.....................................................30
SECTION 4.22    Pending Transactions..........................................30
SECTION 4.23    Claims Against Officers and Directors.........................30
SECTION 4.24    Key Employees, Etc............................................30
SECTION 4.25    Customers, Suppliers, Etc.....................................31
SECTION 4.26    Accounts Receivable and Advances..............................31
SECTION 4.27    Improper and Other Payments...................................31
SECTION 4.28    Development Agreements........................................31
SECTION 4.29    Accuracy of Statements........................................32
SECTION 4.30    Brokers.......................................................32


                                    ARTICLE V
                          REPRESENTATION AND WARRANTIES
                                 OF PARENT

SECTION 5.01    Organization and Qualification................................32
SECTION 5.02    Authorization of Agreements, Etc..............................33
SECTION 5.03    Validity......................................................33
SECTION 5.04    Capitalization................................................33
SECTION 5.05    Governmental Approvals........................................34



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                                                                            PAGE



SECTION 5.06    SEC Filings...................................................34
SECTION 5.07    Financial Statements..........................................34
SECTION 5.08    Litigation....................................................35
SECTION 5.09    Brokers.......................................................35


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                              OF ACQUISITION CORP.

SECTION 6.01    Organization and Qualification................................36
SECTION 6.02    Authorization of Agreements, Etc..............................36
SECTION 6.03    Validity......................................................36
SECTION 6.04    Governmental Approvals........................................36
SECTION 6.05    Litigation....................................................36
SECTION 6.06    Brokers.......................................................36


                                   ARTICLE VII
                                    COVENANTS

SECTION 7.01    Conduct of the Company's Business.............................37
SECTION 7.02    Access to Information.........................................38
SECTION 7.03    Further Assurances............................................40
SECTION 7.04    Inquiries and Negotiations....................................40
SECTION 7.05    Notification of Certain Matters...............................40
SECTION 7.06    Employee Matters..............................................41
SECTION 7.07    Acquisition Option Plan.......................................42
SECTION 7.08    Ancillary Agreements .........................................42
SECTION 7.09    Release of Certain Personal Guarantees........................42
SECTION 7.10    Actions Affecting Immigration Status..........................42
SECTION 7.11    Agreement to Cooperate........................................43





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



                                                                            PAGE



                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

SECTION 8.01    Conditions to Each Party's Obligation to Effect the Merger....43
SECTION 8.02    Conditions to the Obligation of the Company to
                Effect the Merger.............................................43
SECTION 8.03    Conditions to the Obligation of Parent and Acquisition Corp.
                to Effect the Merger..........................................45


                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT

SECTION 9.01    Termination and Abandonment...................................47
SECTION 9.02    Effect of Termination.........................................48


                                    ARTICLE X
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

SECTION 10.01   Survival of Representations...................................48
SECTION 10.02   Tax Indemnity.................................................48
SECTION 10.03   General Indemnity.............................................49
SECTION 10.04   Conditions of Indemnification.................................49
SECTION 10.05   Limitations on Indemnification and Remedies...................50
SECTION 10.06   Remedies Cumulative...........................................51


                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.01   Expenses and Other Liabilities................................51
SECTION 11.02   Publicity, Confidentiality....................................52
SECTION 11.03   Execution in Counterparts.....................................52
SECTION 11.04   Notices.......................................................52
SECTION 11.05   Waivers.......................................................53
SECTION 11.06   Amendments, Supplements, Etc..................................54
SECTION 11.07   Entire Agreement..............................................54
SECTION 11.08   Applicable Law................................................54



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SECTION 11.09   Binding Effect, Benefits......................................54
SECTION 11.10   Assignability.................................................54
SECTION 11.11   Severability..................................................55
SECTION 11.12   Variation and Amendment.......................................55


                         INDEX TO SCHEDULES AND EXHIBITS

         SCHEDULE                 DESCRIPTION

         3.01(a)           Stockholders and Merger Consideration
         3.04(b)           Escrowed Shares
         4.01(a)           Jurisdictions
         4.01(b)           Subsidiaries
         4.02              Consents; Authorizations
         4.04(a)           Capitalization of the Company
         4.04(b)           Capitalization of the Subsidiaries
         4.04(c)           Ficon India Stock
         4.06              Certain Liabilities
         4.07              Certain Changes or Events
         4.08              Governmental Approvals - Company and Subsidiaries
         4.09              Litigation
         4.11              Certain Assets; Liens and Encumbrances
         4.12              Real Property Interests
         4.13              Personal Property Interests
         4.14.1(a)         Intellectual Property Assets
         4.14.1(b)         Intellectual Property Obligations Owed to the Company
                           or any of its Subsidiaries
         4.14.1(c)         Intellectual Property Obligations Owed by the Company
                           or any of its Subsidiaries
         4.14.1(d)         Intellectual Property Licenses (From Third Parties)
         4.14.1(e)         Intellectual Property Licenses (To Third Parties)
         4.14.1(f)         Owned and Licensed Software
         4.14.1(g)         Employee Agreements
         4.14.1(h)         Confidentiality and NonDisclosure Agreements
         4.14.1(i)         Year 2000 Compatibility Issues
         4.14.2            Exceptions to Certain Intellectual Property Matters
         4.15              Labor Matters
         4.16              Taxes
         4.17              Permits
         4.18              Employee Benefit Plans
         4.19              Environmental Matters
         4.20              Contracts
         4.21              Insurance



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         4.24              Compliance by Certain Employees
         4.25              Customers; Suppliers, etc.
         4.26              Accounts Receivable
         4.27              Improper Payments
         4.28              Development Agreements
         4.30              Brokers - Parent and Subsidiaries
         5.04(a)           Capitalization of Parent
         5.05              Governmental Approvals - Parent
         5.09              Brokers - Parent
         6.05              Governmental Approvals - Acquisition Corp.


         EXHIBIT                            DESCRIPTION

         A                 Restated Certificate of Incorporation of
                           the Surviving Corporation
         B                 Amended and Restated Bylaws of the Surviving
                           Corporation
         C                 Form of Escrow Agreement
         D                 Contingent Merger Consideration Terms
         E                 Acquisition Option Plan
         F                 Noncompete Agreement
         G                 Registration Rights Agreement
         H-1               Representation Agreement (Bansal)
         H-2               Representation Agreement (Gupta and Sharma)
         H-3               Representation Agreement (Gaur)
         I                 Form of Employment Agreement for Vivek Bansal
         J                 Form of Opinion of Reboul, MacMurray, Hewitt, Maynard
                           & Kristol
         K                 Form of Opinion of Saiber Schlesinger Satz &
                           Goldstein LLC





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



                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of January 12, 2000, among GLOBESPAN, INC., a Delaware corporation ("Parent"), FTI ACQUISITION CORP., a New Jersey corporation and a wholly owned subsidiary of Parent ("Acquisition Corp."), and FICON TECHNOLOGY, INC., a New Jersey corporation (the "Company"). The Company and Acquisition Corp. are hereinafter sometimes referred to as the "Constituent Corporations" and the Company as the "Surviving Corporation".

          WHEREAS, Parent, Acquisition Corp. and the Company desire that Acquisition Corp. merge with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein and in accordance with the New Jersey Business Corporation Act (the "New Jersey Law"), with the result that the Company shall continue as the surviving corporation and the separate existence of Acquisition Corp. (except as it may be continued by operation of law) shall cease; and

          WHEREAS, Acquisition Corp. and the Company desire that at the Effective Time (as hereinafter defined) all outstanding shares of the Company's Class A Common Stock, without par value (the "Class A Common Stock"), and Class B Common Stock, without par value (the "Class B Common Stock" and, collectively with the Class A Common Stock, the "Company Common Stock") (excluding (x) any shares of capital stock held in treasury of the Company and (y) any Dissenting Shares (as hereinafter defined)), be converted into the right to receive (A) an aggregate $5,000,000 in cash, (B) the number of shares of fully paid and nonassessable shares of Common Stock, $.001 par value, of Parent ("Parent Common Stock"), as hereinafter provided and (C) on the terms and subject to the conditions specified herein, certain additional shares of Parent Common Stock as hereinafter provided; and

          WHEREAS, Parent, Acquisition Corp. and the Company desire that, immediately after the Effective Time and solely as a result of the Merger, Parent will own all of the issued and outstanding capital stock of the Company; and

          WHEREAS, the respective Boards of Directors of Parent and Acquisition Corp. have approved the Merger; and

          WHEREAS it is a condition precedent to Parent's obligation to close the Merger that each of the Stockholders executes and delivers a Representation Agreement (as hereinafter defined) and Noncompete Agreement (as hereinafter defined); and

          WHEREAS, the Board of Directors and the Stockholders of the Company have unanimously approved the Merger;

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

          SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

          "ACTIVE EMPLOYEE" means each employee of the Company and/or any of the Subsidiaries who:

                    (i) at the Effective Time, is performing work duties for the Company or any of the Subsidiaries or is absent by reason of a scheduled day off;

                    (ii) at the Effective Time, is absent from work by reason of a sick day (not covered under clause (iii) below) or a paid vacation day, personal day or holi day;

                    (iii) at the Effective Time, is absent from work by reason of a family or medical leave covered under Section 102 of the Family and Medical Leave Act of 1993; or

                    (iv) at the Effective Time, is absent from work due to any other authorized leave under the policies or practices of the Company or any of the Subsidiaries and such person returns to work within the period permitted by such policies or practices, but not later than 30 days after the Effective Time or such later time as may be required by law.

          "ANCILLARY AGREEMENTS" means the Escrow Agreement, the Noncompete Agree ment, the Registration Rights Agreement, the Representation Agreement and the Key Employment Agreement.

          "APPLICABLE PERCENTAGE" means, with respect to any Stockholder, the result, expressed as a percentage, obtained by dividing (i) the sum of (x) the total number of shares of Company Common Stock issued and outstanding and held by such Stockholder at the Effective Time plus (y) the total number of shares of Company Common Stock issuable to such Stockholder upon exercise or conversion of any option, warrant, convert ible security or other right outstanding at the Effective Time, by (ii) the sum of (x) the total number of shares of Company Common Stock issued and outstanding at





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



     the Effective Time plus (y) the total number of shares of Company Common Stock issuable upon exercise or conversion of any option, warrant, convertible security or other right outstanding at the Effective Time.

          "AVERAGE PRICE" means, as of any date, the average of the closing price per share of Parent Common Stock on the NASDAQ National Market System for the trading days included in the period beginning three days prior to such date and ending on such date.

          "BUSINESS" means the business of defining, developing, planning and providing technologies, products, software and services relating to networking and telecommunica tions, which as of the date hereof is being conducted or is proposed to be conducted by the Company and/or the Subsidiaries.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMON STOCK RATIO" means the result obtained by dividing one (1) by the sum of (x) the number of shares of Company Common Stock issued and outstanding at the Effective Time plus (y) the number of shares of Company Common stock issuable upon exercise or conversion of any option, warrant, convertible security or other right outstand ing or in effect at the Effective Time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "FICON INDIA" means Ficon Technology India Private Limited, a private limited corporation organized under India Companies Act, 1956.

          "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith anywhere in the world relating to, used in or useful to the Business: (1) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (2) all inventions (whether patentable or not), patterns, drawings, blueprints, specifications, products in development, processes, applications, circuits, invention disclosures, improvements, trade secrets, proprietary information, know how, mask works (and all information contained in a mask but not yet fixed in a chip), technology, technical data and customer lists, and all documentation relating to any of the foregoing; (3) all copyrights, copyrights registrations and applications therefor; (4) all industrial designs and any registrations and applications therefor throughout the world; (5) all trade names, trade dress, all mask works (including all registrations), logos, common law trademarks and service marks; trademark and service mark registrations and applica tions therefor and all goodwill associated therewith throughout the world; (6) all databases and data collections and all rights therein throughout the world; (7) all software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (8) all permits, privileges or royalties; (9) any similar, corresponding or equivalent rights to any of the foregoing and (10) all documentation related to any of the foregoing.

          "KEY EMPLOYMENT AGREEMENT" means the Employment Agreement between Parent and Vivek Bansal in substantially the form attached hereto as
     Exhibit I.

          "NONCOMPETE AGREEMENT" means the Noncompete Agreement between Parent and each of the Stockholders in the form of Exhibit F hereto.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement among Parent and each of the Stockholders in the form of Exhibit G hereto

          "REPRESENTATION AGREEMENT" means the Representation Agreement between Parent and each of the Stockholders in the forms attached hereto as Exhibits H-1, H-2 and H-3.

          "SPECIFIED PRICE" means $75 per share of Parent Common Stock.

          "STOCKHOLDERS" means Vivek Bansal, Amit Gaur, Ashok Gupta and Ajay Sharma.

          "SUBSIDIARY" or "SUBSIDIARIES", when used with respect to the Company, means any corporation or other business entity a majority of whose outstanding equity securities is at the time owned, directly or indirectly, by the Company and/or one or more other Subsid iaries of the Company. For purposes of this Agreement, Ficon India shall be deemed to be a Subsidiary of the Company from and after the date of this Agreement even if the transactions contemplated by the Ficon India Purchase Agreements will not be consum mated until immediately prior to the Effective Time.

          "TAX" and "TAXES" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, AD VALOREM, value added, transfer, gains, fran chise, profits, license, withholding on amounts paid or received, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, custom duties or other taxes, governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposi tion of any such taxes (domestic or foreign) and (ii) liability of the Company or any of the Subsidiaries for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for federal, state, local or foreign Tax purposes, or being a party to any agreement or arrangement whereby liability of the Company or any of the Subsidiaries for payments of such amounts was determined or taken into account with reference to the liability of any other person for any period prior to, or up to and including, the Effective Time, and (iii) liability of the Company or any of the Subsidiaries with respect to the payment of any amounts described in (i) as a result of any express or implied obligation to indemnify any other person.



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




          SECTION 1.02. OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:

                  TERM:                                  SECTION:

                  Accounts Receivable                    4.25
                  Acquisition Corp.                      Recitals
                  Additional Ficon India Expenses        11.01(c)
                  Alternative Transactions               7.04
                  Assets                                 4.11(a)
                  Cash Exchange Amount                   3.01(a)(i)
                  Cash Merger Consideration              3.01(a)(i)
                  Class A Common Stock                   Recitals
                  Class B Common Stock                   Recitals
                  Closing Parent Common Stock            3.01(a)(ii)
                           Exchange Amount
                  Closing Stock Merger Consideration     3.01(a)(ii)
                  Company                                Recitals
                  Company Affiliated Group               4.16(c)
                  Company Common Stock                   Recitals
                  Company Transaction Expenses           11.01(b)
                  Computer Systems                       4.14.1(i)
                  Constituent Corporations               Recitals
                  Contingent Merger Consideration Terms  3.01(a)(iv)
                  Contingent Parent Common Stock         3.01(a)(iv)
                           Exchange Amount
                  Contingent Stock Merger Consideration  3.01(a)(iv)
                  Damages                                10.03(a)
                  Development Agreements                 4.28
                  Dissenting Shares                      3.03
                  Effective Time                         2.03
                  ERISA Affiliates                       4.18(a)
                  Escrow Agent                           3.04(b)
                  Escrow Agreement                       3.01(a)(ii)
                  Escrow Parent Common Stock             3.01(a)(iii)
                           Exchange Amount
                  Escrow Stock Merger Consideration      3.01(a)(iii)
                  Escrowed Shares                        3.04(b)
                  Escrowed Closing Shares                3.04(b)
                  Escrowed Contingent Shares             3.04(b)
                  Escrowed Merger Shares                 3.04(b)
                  Excess Company Expenses                11.01(b)



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



                  Excess Ficon India Expenses                 11.01(c)
                  Ficon India Expenses                        11.01(c)
                  Ficon India Purchase                        4.07(b)
                  Ficon India Purchase Agreements             4.07(b)
                  GAAP                                        4.05
                  Leased Properties                           4.12
                  Licensed Software                           4.14.1(g)
                  Liens                                       4.02
                  Major Customers                             4.24
                  Major Suppliers                             4.24
                  Material Adverse Effect                     4.09
                  Merger                                      Recitals
                  New Jersey Law                              Recitals
                  Option Plan                                 7.07
                  Original Ficon India Assets                 4.07(b)
                  Owned Software                              4.14.1(g)
                  Parent                                      Recitals
                  Parent Common Stock                         Recitals
                  Parent Material Adverse Effect              5.01(a)
                  Penalties                                   4.28
                  Permitted Liens                             4.11
                  Plans                                       4.18(a)
                  Remaining Ficon India Shares                4.04(c)
                  Securities Act                              5.04(c)
                  Stockholders                                3.01(a)
                  Stockholders' Representative                Acknowledgment
                  Surviving Corporation                       Recitals
                  Tax Returns                                 4.16
                  Transaction Expenses                        11.01(a)
                  Year 2000 Compliant                         4.14.1(i)


                                   ARTICLE II.

                                   THE MERGER

          SECTION 2.01. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement and the New Jersey Law, Acquisition Corp. shall be merged with and into the Company, the separate existence of Acquisition Corp. (except as it may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation.




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



          SECTION 2.02. EFFECT OF THE MERGER. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to, and assume all the rights and obligations of, the Company and Acquisition Corp. in accordance with the New Jersey Law and the Merger shall otherwise have the effects set forth in Section 14A:10-6 of the New Jersey Law.

          SECTION 2.03. CONSUMMATION OF THE MERGER. As soon as practicable (but no later than three business days) after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not been terminated previously, the parties hereto will cause the Merger to be consummated by filing with the New Jersey Department of Treasury a properly executed certificate of merger in accordance with the New Jersey Law (the time of such filing being the "Effective Time").

          SECTION 2.04. CHARTER, BYLAWS, DIRECTORS AND OFFICERS. As of the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read as set forth in Exhibit A hereto, until thereafter amended in accordance with the provisions thereof and as provided by the New Jersey Law. The Bylaws of the Surviving Corporation from and after the Effective Time shall be amended and restated to read as set forth in Exhibit B hereto, continuing until thereafter amended in accordance with the provisions thereof and the Certificate of Incorporation of the Surviving Corporation and as provided by the New Jersey Law. The initial directors and officers, respectively, of the Surviving Corporation shall be (i) the directors of Acquisition Corp. immediately prior to the Effective Time and (ii) the officers of the Company immediately prior to the Effective Time, respectively, in each case until their removal or until their respective successors are duly elected and qualified.

          SECTION 2.05. FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                  ARTICLE III.

                            CONVERSION OF SECURITIES

          SECTION 3.01. EXCHANGE RATIO. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to paragraph (b) of this Section 3.01 and Dissenting Shares) shall be converted into:

          (i) the right to receive an amount in cash (the "Cash Exchange Amount") equal to the product of (x) (A) $5,000,000 (the "Cash Merger Consideration") less (B) the amount of any Excess Company Expenses and Excess Ficon India Expenses, multiplied by (y) the Common Stock Ratio;

          (ii) the right to receive, subject to the terms and conditions specified in this Agreement, the Escrow Agreement substantially in the form attached hereto as Exhibit C (the "Escrow Agreement") and the Representation Agreement, the number of shares of Parent Common Stock (the "Closing Parent Common Stock Exchange Amount") determined by multiplying the Common Stock Ratio by 240,000 shares of Parent Common Stock (such 240,000 shares of Parent Common Stock being referred to herein as the "Closing Stock Merger Consideration"); and

          (iii) the right to receive, subject to the terms and conditions specified in this Agreement and in the Escrow Agreement, the number of shares of Parent Common Stock (the "Escrow Parent Common Stock Exchange Amount") determined by multiplying the Common Stock Ratio by 80,000 shares of Parent Common Stock (such 80,000 shares of Parent Common Stock being referred to herein as the "Escrow Stock Merger Consideration"); and

          (iv) the right to receive, subject to the terms and conditions specified in Exhibit D hereto (the "Contingent Merger Consideration Terms") and in the Escrow Agreement, up to a maximum of the number of shares of Parent Common Stock (the "Contingent Parent Common Stock Exchange Amount") determined by multiplying the Common Stock Ratio by 333,333 shares of Parent Common Stock (such 333,333 shares of Parent Common Stock being referred to herein as the "Contingent Stock Merger Consideration").

          Each of the Cash Exchange Amount, the Closing Parent Common Stock Exchange Amount, the Escrow Parent Common Stock Exchange Amount, the Contingent Parent Common Stock Exchange Amount, the Closing Stock Merger Consideration, the Escrow Stock Merger Consideration and the Contingent Stock Merger Consideration



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



shall be calculated by the parties hereto as of two business days prior to the Effective Time and shall be set forth on Schedule 3.01(a) hereto (to be provided at the Effective Time), together with a calculation of the total Cash Merger Consideration, Closing Stock Merger Consideration, Escrow Stock Merger Consideration and Contingent Stock Merger Consideration payable or issuable to each of the Stockholders.

          (b) TREASURY STOCK. Each share of capital stock that is held in the treasury of the Company shall be canceled and retired and no capital stock of Parent, cash or other consideration shall be paid or delivered in exchange therefor.

          SECTION 3.02. CONVERSION OF CAPITAL STOCK OF ACQUISITION CORP. At the Effective Time, each share of Common Stock of Acquisition Corp. issued and outstanding immediately prior to the Effective Time shall remain outstanding and, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

          SECTION 3.03. DISSENTING SHARES. All of the holders of shares of capital stock of the Company that will be outstanding immediately prior to the Effective Time have approved the adoption of this Agreement and, as a result, there will not be any demand for appraisal of any of such shares under Section 14A:11-2 of the New Jersey Law.

          SECTION 3.04. SURRENDER AND EXCHANGE OF SHARES.

          (a) At the Effective Time, each Stockholder shall surrender to Parent (or its designated agent) for cancellation all outstanding certificates, duly endorsed, that prior thereto represented shares of Company Common Stock held by such Stockholder, whereupon Parent shall deliver to such Stockholder a check in an amount equal to the product of (x) such number of shares of Company Common Stock multiplied by (y) the Cash Exchange Amount.

          (b) At the Effective Time, Parent shall deliver to the escrow agent (the "Escrow Agent") designated under the Escrow Agreement (i) a certificate or certificates representing the Closing Stock Merger Consideration (such shares are collectively hereinafter referred to as the "Escrowed Merger Shares"), (ii) a certificate or certificates representing the Escrow Stock Merger Consideration (such shares are collectively hereinafter referred to as the "Escrowed Closing Shares") and (iii) a certificate or certificates representing the Contingent Stock Merger Consideration (such shares are collectively hereinafter referred to as the "Escrowed Contingent Shares" and collectively with the Escrowed Closing Shares, the "Escrowed Shares"). Schedule 3.04(b) will set forth the number of Escrowed Merger Shares, Escrowed Closing Shares and Escrowed Contingent Shares allocable to each Stockholder under the headings "Number of Escrowed Merger Shares", "Number of Escrowed Closing Shares" and "Number of Escrowed Contingent Shares".

          (c) If a certificate representing shares of the capital stock of the Company has been lost, stolen or destroyed, and a replacement certificate has not been issued as of the Effective Time, the holder of such certificate shall submit an affidavit describing the lost, stolen or destroyed certificate, the number of shares evidenced thereby and affirming the status of that certificate in lieu of surrendering such certificate to Parent, which shall deem such certificate canceled. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of the capital stock of the Company that shall have been converted as aforesaid shall be deemed for all corporate purposes, except as hereinafter provided, to evidence the ownership of the consideration into which such shares have been so converted.

          (d) No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates evidencing stock of the Company held by the Stockholders, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. Each holder of shares of the capital stock of the Company who would otherwise have been entitled to receive in the Merger a fraction of a share of Parent Common Stock (after taking into account all certificates surrendered by such holder) shall be entitled to receive from Parent at the Effective Time, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Specified Price. It is understood (i) that the payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration; and (ii) that no holder of shares of Company capital stock will receive cash in lieu of fractional shares of Parent Common Stock in an amount greater than the value of one full share of Parent Common Stock.

          SECTION 3.05. RELEASE OF ESCROWED MERGER SHARES AND ESCROWED SHARES. The Escrowed Merger Shares and the Escrowed Shares shall be released from Escrow and delivered to the Stockholders or Parent, as the case may be, in accordance with the terms of this Agreement and the Escrow Agreement.

          SECTION 3.06. CLOSING OF STOCK TRANSFER BOOKS. On and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of capital stock of the Company.

          SECTION 3.07. ANCILLARY AGREEMENTS. At the Effective Time, Parent and each Stockholder shall execute and deliver each of the Ancillary Agreements to which the Company and each such Stockholder is a party.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE STOCKHOLDERS

          The Company and each of the Stockholders represents and warrants to Parent and Acquisition Corp. as follows:

          SECTION 4.01. ORGANIZATION AND QUALIFICATION.

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Except as set forth in Schedule 4.01(a) hereto, the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary. Schedule 4.01(a) sets forth the jurisdictions in which the Company is so qualified.

          (b) Except as set forth on Schedule 4.01(b) hereto, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of or interests in any limited liability company or other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary. Schedule 4.01(b) sets forth those jurisdictions in which each Subsidiary is so qualified.

          SECTION 4.02. AUTHORIZATION OF AGREEMENTS, ETC. The Company has all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Escrow Agreement by the Company and the performance by the Company of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action of the Company's Board of Directors and Stockholders and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Company, or, except as set forth in Schedule 4.02, any provision of any indenture, agreement or other instrument to which the Company is a party or by which it or any of its properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any liens, charges, pledges, security interests or other encumbrances of any nature whatsoever ("Liens") upon the properties or assets of the Company.

          SECTION 4.03. VALIDITY. Each of this Agreement and the Escrow Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

          SECTION 4.04. CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of 7,000,000 shares of Class A Common Stock and 1,433,736 shares of Class B Common Stock, of which 6,790,000 shares of Class A Common Stock and 210,000 shares of Class B Common Stock are validly issued and outstanding, fully paid and nonassessable, and no other shares of capital stock of the Company have ever been issued. Except as set forth on Schedule 4.04(a), no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding and there is not any commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as set forth on Schedule 4.04(a), the Company does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Schedule 4.04(a) sets forth a complete and correct list as of the date hereof of the holders of record of the Company Common Stock and the holders of all options or other rights to purchase capital stock of the Company, including by name of the holder the number of shares or the number of shares obtainable on exercise of options or rights held.

          (b) The authorized capital stock and the number of issued and outstanding shares of capital stock of each of the Subsidiaries is set forth on
Schedule 4.04(b) hereto. All of such issued and outstanding shares of capital stock are validly issued and outstanding, fully paid and nonassessable, and no other shares of capital stock of any of the Subsidiaries have ever been issued. Except as set forth on Schedule 4.04(b), no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of any of the Subsidiaries is authorized or outstanding and there is not any commitment of any of the Subsidiaries to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as set forth on Schedule 4.04(b), none of the Subsidiaries has any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Schedule 4.04(b) sets forth a complete and correct list as of the date hereof of the holders of record of the shares of capital stock of each Subsidiary and the holders of all options or other rights to purchase capital stock of each Subsidiary, including by name of the holder the number of shares or the number of shares obtainable on exercise of options or rights held.

          (c) Except as described on Schedule 4.04(c) hereto, the Company owns all of the issued and outstanding capital stock of Ficon India, which shares of capital stock were acquired pursuant to the terms set forth in the Ficon India Purchase Agreement. The Company has the absolute right to acquire all of the shares of capital stock of Ficon India not owned by the Company (collectively, the "Remaining Ficon India Shares") for the consideration described on said
Schedule 4.04(c), and the Company has the power and authority to acquire, and, assuming that the Company tenders payment for the Remaining Ficon India Shares as described on said Schedule 4.04(c), will acquire, the Remaining Ficon India Shares no later than 90 days following the Effective Time for such consideration.

          SECTION 4.05. FINANCIAL STATEMENTS, ETC. The Company has previously furnished to Parent (i) the unaudited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1997 and 1998 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the two years then ended, in each case certified by Vivek Bansal and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of October 31, 1999 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the ten months then ended (collectively, the "Company Financial Statements"). Except as specifically described therein, the Company Financial Statements were prepared from the books and records of the Company and the Subsidiaries and present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the respective dates specified therein and the consolidated results of operations of the Company and the Subsidiaries for the respective periods then ended, and were prepared in conformity with generally accepted accounting principles in the United States ("GAAP") consistently applied, subject to the absence of certain footnote disclosures and normal year-end audit adjustments.

          SECTION 4.06. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent
(i) reflected on the unaudited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1998 referred to above, (ii) incurred since December 31, 1998 in the ordinary course of business consistent with past practice, (iii) reflected on the unaudited consolidated balance sheet of the Company and the Subsidiaries as of October 31, 1999, or (iv) set forth on
Schedule 4.06 hereto, neither the Company nor any of the Subsidiaries has any liabilities or obligations of any kind or nature, whether known or unknown or secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due) of a nature customarily accrued, reserved against or disclosed in a corporate balance sheet prepared in conformity with GAAP.

          SECTION 4.07. ABSENCE OF CERTAIN CHANGES OR EVENTS; FICON INDIA ACQUISITION.

          (a) Except as set forth on Schedule 4.07 hereto, or as otherwise disclosed in the financial statements of the Company and the Subsidiaries as of and for the twelve months ended December 31, 1998 referred to above, since December 31, 1998, neither the Company nor any of the Subsidiaries has (i) issued any stock, bonds or other corporate securities, (ii) borrowed or refinanced any amount or incurred any liabilities (absolute or contingent) in excess of $10,000, other than trade payables incurred in the ordinary course of business consistent with past practice, (iii) discharged or satisfied any claim in excess of $10,000 or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the balance sheet of the Company as of December 31, 1998 and current liabilities incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practice or as otherwise contemplated hereby, (vii) sold, assigned or transferred any Intellectual Property or other intangible assets, (viii) knowingly waived any rights of substantial value, whether or not in the ordinary course of business, (ix) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit of any director, officer or employee, or increased in any manner the compensation or fringe benefits of any director or officer, or increased the compensation or fringe benefits of any executive officer other than in the ordinary course of business consistent with past practice, or made any payment of a cash bonus to any director or officer or to any employee of, or consultant or agent to, the Company or any of the Subsidiaries or made any other material change in the terms or conditions of employment, (x) announced any plan or legally binding commitment to create any employee benefit plan, program or arrangement or to amend or modify in any material respect any existing employee benefit plan, program or arrangement,
(xi) eliminated the vesting conditions or otherwise accelerated the payment of any compensation, including any stock options, (xii) suffered any material damage, destruction or loss to any of its assets or properties, (xiii) made any change in its accounting systems, policies, principles or practices, (xiv) made any loans to any person other than expense advances to employees in the ordinary course of business, (xv) suffered any material adverse change in its business, operations, condition (financial or other) or prospects or (xvi) to the extent not otherwise set forth herein, taken any action described in Section 7.01 hereof.

          (b) The Company has provided Parent with true and correct copies of all documents and agreements pursuant to which the Company purchased and/or acquired all or any portion of its interest in Ficon India (the "Ficon India Purchase Agreements"). Prior to the purchase of 99.5% of the capital stock of Ficon India by the Company (the "Ficon India Purchase"), Ficon India owned, leased or otherwise had the legal and valid right to use all properties, franchises, licenses, personal property, Intellectual Property and all other assets of any nature whatsoever necessary to or used in the conduct of the business of Ficon India as the same had been conducted prior to the date of the Ficon India Purchase (all such properties, franchises, licenses, personal property and other assets being referred to herein collectively as the "Original Ficon India Assets"). After consummation of the Ficon India Purchase, Ficon India (i) continued to own, pursuant to good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its interests in the Original Ficon India Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by the Ficon India Purchase Agreements, and (ii) continued to employ the employees who, prior to the date of the Ficon India Purchase, were employed by Ficon India in the conduct of the business of Ficon India as the same had been conducted prior to the date of the Ficon India Purchase.

          SECTION 4.08. GOVERNMENTAL APPROVALS. Except as set forth on Schedule 4.08, no order, authorization, approval or consent from, or filing with, any Federal, state or foreign governmental or public body or other authority having jurisdiction over the Company or any of the Subsidiaries is required for the execution, delivery and performance by the Company of this Agreement and the Escrow Agreement, or is necessary in order to ensure, with respect to the Company, the legality, validity, binding effect or enforceability of this Agreement and the Escrow Agreement.

          SECTION 4.09. LITIGATION. Except as set forth on Schedule 4.09 hereto,
(i) there is no action, suit, dispute, investigation, proceeding or claim pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries, or their respective properties or rights, or the Business, before any court, administrative agency, governmental body, arbitrator, mediator or other dispute resolution body, and the Company is not aware of any facts or circumstances which may give rise to any such action, suit, dispute, investigation, proceeding or claim, (ii) neither the Company nor any of its Subsidiaries is subject to any order, judgment, decree, injunction, stipulation, or consent order of or with any court or other governmental agency, and (iii) neither the Company nor any of its Subsidiaries has entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which the Company or such Subsidiary has any continuing obligation. No such pending or threatened actions, suits or proceedings, if determined adversely, would, individually or in the aggregate have a material adverse effect on the business, operations, condition (financial or other) or prospects of the Company or any of its Subsidiaries (hereinafter referred to as a "Material Adverse Effect").

          SECTION 4.10. INFRINGEMENT, ETC.

          (a) PATENTS. No third party has notified the Company or any of its Subsidiaries that any product made, sold, developed, or used by the Company or any of its Subsidiaries has infringed, may have infringed, infringes, may infringe, will infringe, or could infringe any claims of any issued or pending patents, United States or foreign. The Company does not presently believe or suspect that any product made, sold, developed or used by the Company or any of its Subsid iaries has infringed, may have infringed, infringes, may infringe, will infringe, or could infringe any claims of any issued or pending patents, United States or foreign.

          (b) COPYRIGHT. No third party has notified the Company or any of its Subsidiaries that anything made, sold, developed, published, distributed, or used by the Company or any of its Subsidiaries has infringed, may have infringed, infringes, may infringe, will infringe, or could infringe any copyright, United States or foreign. The Company does not presently believe or suspect that anything made, sold, developed, published, distributed, or used by the Company or any of its Subsidiaries has infringed, may have infringed, infringes, may infringe, will infringe, or could infringe any copyright, United States or foreign.

          (c) TRADEMARK, SERVICE MARK, OR TRADE DRESS. No third party has notified the Company or any of its Subsidiaries that anything made, developed, sold, published, distributed, or used by the Company or any of its Subsidiaries has infringed, may have infringed, infringes, may infringe, will infringe, or could infringe any trademark, service mark, or trade dress. The Company does not presently believe or suspect that anything made, sold, developed, published, distributed, or used by the Company or any of its Subsidiaries has infringed, may have infringed, infringes, may infringe, will infringe, or could infringe any trademark, service mark, or trade dress.

          (d) MASK WORK. No third party has notified the Company or any of its Subsidiaries that anything made, sold, developed, published, distributed, or used by the Company or any of its Subsidiaries has infringed, may have infringed, infringes, may infringe, will infringe, or could infringe any mask work, United States or foreign. The Company does not presently believe or suspect that anything made, sold, developed, published, distributed, or used by the Company or any of its Subsidiaries has infringed, may have infringed, infringes, may infringe, will infringe, or could infringe any mask work, United States or foreign.

          (e) KNOW HOW, SHOW HOW, OR TECHNOLOGY TRANSFER. No third party has notified the Company or any of its Subsidiaries that anything made, sold, developed, published, distributed, or used by the Company or any of its Subsidiaries has violated, may have violated, violates, may violate, will violate, or could violate any agreements regarding know how, show how, or technology transfer. The Company does not presently believe or suspect that anything made, sold, developed, published, distributed, or used by the Company or any of its Subsidiaries has violated, may have violated, violates, may violate, will violate, or could violate any agreements regarding know how, show how, or technology transfer.

          SECTION 4.11. ASSETS, EMPLOYEES AND THE BUSINESS.

          (a) Except as disclosed in Schedule 4.11 hereto, the Company and the Subsidiaries own, lease or otherwise have the legal and valid right to use all properties, franchises, licenses, personal property and other assets of any nature whatsoever (including, without limitation, the Intellectual Property, Leased Properties and contracts, agreements or arrangements described in
Schedule 4.20 hereto) necessary to, used in or currently proposed to be used in the conduct of the Business or otherwise owned, leased or used by the Company or any of the Subsidiaries (all such properties, franchises, licenses, personal property and other assets being referred to herein collectively as the "Assets"). The Company and each of the Subsidiaries have good and valid title to all of their respective Assets, in each case, free and clear of any Liens, except (i) as described in said Schedule 4.11, (ii) Liens for current taxes not yet due, (iii) mechanic's and materialmen's and other similar Liens which may have arisen in the ordinary course of business and which, in the aggregate, would not have a Material Adverse Effect, and (iv) security interests securing indebtedness, not in default for the purchase price of or rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business (collectively, "Permitted Liens").

          (b) The Assets constitute all the material or necessary properties, material or necessary assets and material or necessary rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business. At all times since December 31, 1998, the Company has caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used and intended.

          (c) Except as set forth in Schedule 4.11, following the Effective Time the Company and the Subsidiaries will continue to own, pursuant to good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Immediately following the Effective Time, the Company and the Subsidiaries shall own and possess all documents, books, records, agreements and financial data of any sort used by such entity in the conduct of the Business.

          SECTION 4.12. USE OF REAL PROPERTY. Neither the Company nor any of its Subsidiaries owns any real property. Each lease or agreement to which the Company or any of its Subsidiaries is a party and under which it is a lessee of any property, real or personal, owned by any third party is a valid and subsisting agreement, without any default of the Company or such Subsidiaries thereunder and without any default thereunder of any other party thereto. The leased real properties listed in Schedule 4.12 (the "Leased Properties") hereto are used and operated by the Company and its Subsidiaries in material compliance and conformity with all such applicable leases. Neither the Company nor any of its Subsidiaries has received notice of any continuing material violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the leased real property or assets of the Company and its Subsidiaries and, to the best knowledge of the Company, there are no such continuing violations. The possession by the Company and its Subsidiaries of such property has not been disturbed nor has any claim been asserted against the Company or any of its Subsidiaries adverse to their respective rights in such leasehold interests.

          SECTION 4.13. PERSONAL PROPERTY. Schedule 4.13 sets forth (i) all of the tangible personal property used by the Company and/or any of the

Subsidiaries having an original acquisition cost of $20,000 or more, and (ii) all leases of personal property binding upon the Company having an annual rental in excess of $20,000. All of such tangible personal property is presently utilized by the Company and the Subsidiaries in the ordinary course of the Business and is in good repair, ordinary wear and tear excepted.

          SECTION 4.14.1 INTELLECTUAL PROPERTY SCHEDULES.

          (a) Schedule 4.14.1(a) sets forth a list and summary description of all Intellectual Property held by the Company or any of its Subsidiaries. For each listed Intellectual Property the schedule shall specify, where applicable, the jurisdictions in which each such Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers and the names of all owners or assignees or parties with an ownership interest.

          (b) Schedule 4.14.1(b) sets forth a list of all Intellectual Property obligations (excluding licenses and sublicenses) owed to the Company or any of its Subsidiaries. The listed Intellectual Property obligations include: (i) all employee assignment obligations; (ii) all contractor assignment obligations;
(iii) all obligations to convey or share ownership of Intellectual Property;
(iv) all obligations to convey or share use of or access to Intellectual Property; and (v) all assignment obligations arising from or in conjunction with any joint ventures, product development services, conveyances of know how, or technology transfers. For each listed Intellectual Property obligation, the schedule shall specify, where applicable, the scope of each Intellectual Property obligation and all other parties with concurrent obligations to the same Intellectual Property.

          (c) Schedule 4.14.1(c) sets forth a list of all Intellectual Property obligations (excluding licenses and sublicenses) of the Company or any of its Subsidiaries. The listed Intellectual Property obligations include: (i) all assignment obligations to third parties; (ii) all obligations to convey or share ownership of Intellectual Property; (iii) all obligations to convey or share use of or access to Intellectual Property; and (iv) all assignment obligations arising from or in conjunction with any joint ventures, product development services, conveyances of know how, or technology transfers. For each listed Intellectual Property obligation, the schedule shall specify, where applicable, the scope of each Intellectual Property obligation.

          (d) Schedule 4.14.1(d) sets forth a list of all Intellectual Property licenses, sublicenses, or other agreements under which the Company or any of its Subsidiaries are authorized to use or licensing Intellectual Property licensed to the Company or any of its Subsidiaries. For each listed Intellectual Property license, the schedule shall specify the licensed Intellectual Property rights, the jurisdictions in which each such Intellectual Property right has been licensed, the conditions on transferability, and the term of the license.

          (e) Schedule 4.14.1(e) sets forth a list of all Intellectual Property licenses, sublicenses, or other agreements authorizing the use or licensing of

Intellectual Property, licensed by the Company or any of its Subsidiaries (excluding licenses granted to customers or distributors in the ordinary course of business) to a third party. For each listed Intellectual Property license, the schedule shall specify the licensed Intellectual Property rights, the jurisdictions in which each such Intellectual Property right has been licensed, the conditions on transferability, and the term of the license.

          (f) Schedule 4.14.1(f) sets forth a list of all computer software programs, applications and databases used in connection with the Business, whether owned by the Company or any of its Subsidiaries (the "Owned Software") or licensed by the Company or any of its Subsidiaries from third parties (the "Licensed Software").

          (g) Schedule 4.14.1(g) sets forth a list of all employee agreements to which the Company or any of its Subsidiaries are a party. For each listed employee agreement, the schedule shall specify the employee who is a party thereto and, if other than as set forth in such agreement, the term of the agreement.

          (h) Schedule 4.14.1(h) sets forth a list of all confidentiality and non-disclosure agreements to which the Company or any of its Subsidiaries or employees are a party. For each listed agreement, the schedule shall specify the parties thereto and, if other than as set forth in such agreement, the term of the agreement.

          (i) Schedule 4.14.1(i) sets forth a list of the Owned and Licensed Software, as well as all computer hardware, including embedded microcontrollers, (collectively, the "Computer Systems") used by the Company and its Subsidiaries in the Business that have been determined, in whole or in part, through a comprehensive world wide audit, to not be Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" means that the Computer Systems: (i) correctly perform date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate correctly prior to, during and after the calendar year 2000 A.D., including, but not limited to, leap years; and (iii) do not abnormally end operations or provide invalid or incorrect results because of date data, including date data that represents or references different centuries or more than one century.

          (j) Schedule 4.14.1(j) sets forth a list of Agreements that the Company or any of its Subsidiaries have entered into that limit the knowledge or information that may be used by the Company, its Subsidiaries, or any of their respective employees in any product or development efforts.

          SECTION 4.14.2 INTELLECTUAL PROPERTY REPRESENTATIONS AND WARRANTIES.

          (a) Except as set forth in Schedule 4.14.2, the Company and its Subsidiaries own and have good and exclusive title to, or have exclusive and assignable licenses to use, each item of Intellectual Property listed in
Schedule 4.14.1(a) free and clear of all liens, encumbrances and adverse claims of title (other than Permitted Liens), such Intellectual Property is valid and enforceable (to the extent constituting an asset that can be "enforced"), and the rights of the Company and its Subsidiaries therein will not be terminated, canceled or modified as a result of the transactions contemplated by this Agreement.

          (b) Except as set forth in Schedule 4.14.2, the Company and its Subsidiaries own and have good and exclusive title to, or have exclusive and assignable licenses to use, each Intellectual Property obligation listed in
Schedule 4.14.1(b) free and clear of all liens, encumbrances and adverse claims of title (other than Permitted Liens), such Intellectual Property obligations are valid and enforceable, and the rights of the Company and its Subsidiaries in respect thereof will not be terminated, canceled or modified as a result of the transactions contemplated by this Agreement.

          (c) The Intellectual Property licenses, sublicenses or other agreements listed in Schedule 4.14.1(d) are current, enforceable, free and clear of encumbrances (other than Permitted Liens), are not subject to revocation or cancellation because of nonfeasance or malfeasance by the Company or its Subsidiaries prior to the Effective Time, and will not become terminable or be subject to cancellation or modification as a result of the transactions contemplated by this Agreement.

          (d) The Intellectual Property licenses, sublicenses or other agreements listed in Schedule 4.14.1(e) are current, enforceable, free and clear of liens and encumbrances (other than Permitted Liens), and will not become terminable or be subject to cancellation or modification as a result of the transactions contemplated by this Agreement.

          (e) Except as set forth in Schedule 4.14.2, the Company and its Subsidiaries own and have good and exclusive title to all Owned Software (and licenses to use all Licensed Software), in each case free and clear of all liens, encumbrances and adverse claims of title (other than Permitted Liens), and the rights of the Company and its Subsidiaries in respect thereof will not be terminated, canceled or modified as a result of the transactions contemplated by this Agreement. The Company and each of the Subsidiaries have taken all steps reasonably necessary to protect their respective right, title and interest in and to the Owned Software and the Licensed Software listed in Schedule 4.14.1(f), including, without limitation, the use of written agreements containing appropriate confidentiality provisions with all third parties having access to the source code or object code relating to the Owned Software or the Licensed Software.

          (f) Except as set forth in Schedule 4.14.2, the Company and its Subsidiaries possess or have access to the original and all copies of all documentation, including, without limitation, all source and object code for all Owned Software. Except as set forth in Schedule 4.14.2(f), upon consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will continue to own all of the Owned Software, free and clear of all claims, liens, encumbrances, obligations and liabilities and, with respect to the agreements for the license of the Licensed Software which require action as a result of the consummation of the transactions contemplated by this Agreement in order for the Company and its Subsidiaries to continue to use and operate such Licensed Software after the Closing Date, the Company and its Subsidiaries will have taken such action

          (g) Except as set forth in Schedule 4.14.2, any programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship included in the Owned Software that were created by employees of the Company or any of its Subsidiaries were made in the regular course of such employees' employment with the Company or such Subsidiaries using the Company's or such Subsidiary's facilities and resources and, as such, constitute "works made for hire", and all rights thereto have been assigned to the Company.

          (h) Except as set forth in Schedule 4.14.2, any programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship included in the Owned Software that were created by consultants or independent contractors were created under an obligation to convey or assign Intellectual Property rights in the programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship to the Company.

          (i) The Company has obtained Intellectual Property assignment obligations for all Intellectual Property developed by or on behalf of the Company and/or its Subsidiaries by their respective employees and others performing services for the Company and/or its Subsidiaries, requiring such employees and other parties to assign such Intellectual Property to the Company and its Subsidiaries, and there are no inconsistent and/or conflicting obligations to convey or assign the Intellectual Property to a third party.

          (j) The Company and its Subsidiaries own and have good and exclusive title to, or have good and valid licenses to use, all Intellectual Property rights necessary to conduct the Business without interference.

          (k) Except as set forth in Schedule 4.14.2, the Company and its Subsidiaries have taken all reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of the Intellectual Property owned and/or used by the Company and/or its Subsidiaries and otherwise to maintain and protect the value of the Intellectual Property owned and/or used by the Company and/or its Subsidiaries, including, without limitation, requiring all employees of the Company and each of its Subsidiaries (1) to maintain the confidentiality of trade secrets of the Company and its Subsidiaries and (2) to assign all rights to any Intellectual Property developed by such employees while working for the Company and/or such Subsidiaries to the Company or such Subsidiaries, as appropriate. Neither Vivek Bansal nor Amit Gaur nor any other officer, director, employee, agent or representative of the Company and/or any of its Subsidiaries has taken any actions or entered into any agreements or assignments or incurred any liability or obligation limiting or restricting the Company's or any of its Subsidiary's rights to Intellectual Property.

          (l) Except as set forth in Schedule 4.14.2, the Company and its Subsidiaries have obtained from all current and former employees and from all current and former consultants and independent contractors signed agreements restricting the use and disclosure of the Intellectual Property of the Company and its Subsidiaries and requiring such employees, consultants and independent contractors (1) to maintain the confidentiality of trade secrets of the Company and its Subsidiaries, (2) to assign all rights to any Intellectual Property developed by such employees while working for the Company and/or such Subsidiaries to the Company or such Subsidiaries, as appropriate, and (3) to assist in the perfection and/or enforcement of the Company's and such Subsidiaries' rights in any such Intellectual Property.

          (m) Each confidentiality or non-disclosure agreement listed in
Schedule 4.14.1(h) is valid and enforceable in accordance with its terms.

          (n) There are no outstanding claims for infringement, misappropriation, unauthorized use, possession, or violation of the Intellectual Property rights of any third party by the Company or any of its Subsidiaries in the operation of the Business and there is no basis for any such claim

          (o) The Company and its Subsidiaries have taken reasonable and prudent measures to review the Owned and Licensed Software, as well as all computer hardware, including the Computer Systems used by the Company and its Subsidiaries in the Business, in order to determine which parts of the Computer Systems are not Year 2000 Compliant.

          (p) The Computer Systems that are not listed in Schedule 4.14.1(i) are Year 2000 Compliant.

          (q) Except as set forth in Schedule 4.14.1(j), the Company and its Subsidiaries have not entered into any agreements and are not under any obligations that limit or impair the use of residual know-how and techniques known to the Company, any of its Subsidiaries or any of their respective employees in any products or development efforts.

          SECTION 4.15. LABOR MATTERS.

          (a) Neither the Company nor any of the Subsidiaries is or has been a party to any collective bargaining or union agreement, and no such agreement is or has been applicable to any employees of the Company or any of the Subsidiaries. There are not any controversies between the Company or any of the Subsidiaries and any of such employees that might reasonably be expected to materially adversely affect the conduct of the Business, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending, or, to the best knowledge of the Company, threatened relating to the Business. To the best knowledge of the Company, there are no labor unions or other organizations representing or purporting to represent any employees of the Company or any of the Subsidiaries and there are not any organizational efforts currently being made or threatened involving any of such employees. Except as set forth on Schedule 4.15 hereto, the Company and the Subsidiaries are in compliance in all material respects with all laws and regulations or other legal or contractual requirements regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, conciliation agreements, decrees, judgments and awards relating to wages, hours, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees. Neither the Company nor any of the Subsidiaries is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

          (b) The Company has provided Parent with a true, correct and complete list of the name and work status of each employee of the Company working in the United States who is not a United States citizen.

          SECTION 4.16. TAXES.

          (a) Except as set forth on Schedule 4.16 hereto, each of the Company, the Subsidiaries and any affiliated, combined or unitary group of which any such entity is or was a member has (A) timely filed all Federal and all state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Tax Returns") required to be filed by it in respect of any Taxes,
(B) timely paid all Taxes that are due and payable with respect to the periods covered by the Tax Returns referred to in clause (A), (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of the Company and the Subsidiaries, and
(D) complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

          (b) Except as set forth on Schedule 4.16, the period of assessment under applicable law, after giving effect to extensions or waivers, with respect to the Tax Returns of the Company or any of the Subsidiaries has expired for all of the taxable years of the Company and such Subsidiaries. Schedule 4.16 indicates those Tax Returns of the Company and the Subsidiar ies that either have been audited or are currently the subject of an audit. There is no dispute or claim (including any anticipated claim) concerning any Taxes of the Company or any of the Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which the Company or any of its affiliates has knowledge after due inquiry.

          (c) The Company has never been an includible member of an "affiliated group" (within the meaning of Section 1504 of the Code) other than the "affiliated group" of which the Company is currently the parent (the "Company Affiliated Group"). For all periods of its existence, the Company Affiliated Group has been entitled to report its income on consolidated federal income tax returns filed on behalf of the Company Affiliated Group and, for such periods, all federal income tax returns required to be filed by the Company Affiliated Group have been (or will be) duly and timely filed on a consolidated basis. Except as set forth on Schedule 4.16 hereto, all other Tax Returns of the Company and the Subsidiaries have been filed on a separate company, non-combined, non-consolidated and non-unitary basis.

          (d) Except as set forth in Schedule 4.16, neither the Company nor any of the Subsidiaries has (i) received or is the subject of an application for a tax ruling or entered into a legally binding agreement (such as a closing agreement) with a taxing authority, which ruling or agreement could have an effect on the Taxes of the Company or any of the Subsidiaries after the Effective Time, or (ii) filed any election or caused any deemed election under
Section 338 of the Code.

          (e) Except as set forth in Schedule 4.16, (i) no extensions of time have been granted to the Company or any of the Subsidiaries to file any Tax Return required by applicable law to be filed by it prior to the Effective Time, which have expired, or will expire, before the Effective Time without such Tax Return having been filed, (ii) no deficiency or adjustment for any Taxes of the Company or any of the Subsidiaries has been proposed, asserted or assessed in writing, and no federal, state, local or foreign audits or other administrative proceedings or court proceedings are pending with regard to any such Taxes of the Company or any of the Subsidiar ies, (iii) no waiver or consent extending any statute of limitations for the assessment or collection of any Taxes has been executed by the Company or any of the Subsidiaries, nor have any requests for such waivers or consents been proposed in writing and (iv) neither the Company nor any of the Subsidiaries owns or leases any interest in real property in any jurisdiction in which a Tax will be payable with respect to such interest in real property as a result of the transactions contemplated hereby.

          (f) Except as set forth in Schedule 4.16, the Company is not and has never been a party to any tax-sharing or allocation agreements, arrangements or understandings, whether written or oral.

          (g) Neither the Company nor any of the Subsidiaries is a party to any agreement, contract or arrangement that would result, by reason of the consummation of any of the transactions contemplated herein, separately or in the aggregate, in the payment of any "excess parachute payments" by the Company or any member of such Tax Group within the meaning of Section 280G of the Code.

          (h) The Company and each of the Subsidiaries has complied with all applicable laws relating to the withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code) and has, within the time and within the manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be withheld and paid over under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (i) Neither the Company nor any of the Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

          (j) No power of attorney has been granted by or with respect to the Company or any of the Subsidiaries with respect to any matter relating to Taxes.

          (k) Neither the Company nor any of the Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision).

          (l) No claim has ever been made by any governmental authority in a jurisdiction where the Company or any of the Subsidiaries does not file Tax Returns that the Company or any such Subsidiary is or may be subject to taxation by that jurisdiction.

          (m) The Company has previously delivered or made available to Parent complete and accurate copies of each of: (i) all audit reports, letter rulings and technical advice memoranda relating to federal, state and local Taxes due from or with respect to the Company and each of the Subsidiaries, (ii) the federal, state, local and foreign Tax Returns filed by the Company and each of the Subsidiaries and (iii) any closing agreements entered into by the Company or any of the Subsidiaries with any taxing authority.

          (n) None of the assets of the Company or any Tax Group of which the Company is a member is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provision of Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect prior to the repeal thereof.

          (o) The Company is not and has not been at any time over the last five years a "U.S. real property holding corporation" (as defined in Section 897(c)(2) of the Code).

          SECTION 4.17. COMPLIANCE WITH LAW; PERMITS. Neither the Company nor any of the Subsidiaries is in any material respect in default under or in violation of (i) any order or decree of any court, governmental authority, arbitrator or arbitration board or tribunal or (ii) any laws, ordinances, governmental rules or regulations to which the Company or any Subsidiary or any of their respective properties or assets is subject. Schedule 4.17 hereto sets forth a list of all permits, authorizations, approvals, registrations, variances and licenses ("Permits") issued to or used by the Company or any of the Subsidiaries in connection with the conduct of the Business. Such Permits constitute all Permits necessary for the Company or the Subsidiaries to own, use and maintain their properties and assets or required for the conduct of the Business in substantially the same manner as it is currently conducted. Each Permit listed on Schedule 4.17 is in full force and effect and no proceeding is pending or, to the best knowledge of the Company, threatened, to modify, suspend, revoke or otherwise limit any of such Permits and no administrative or governmental actions have been taken or, to the best knowledge of the Company, threatened, in connection with the expiration or renewal of any of such Permits. Except as set forth on Schedule 4.17, neither the Company or any of the Subsidiaries nor the Surviving Corporation will be required, as a result of the consummation of the transactions contemplated hereby, to obtain or renew any material Permits.

          SECTION 4.18. EMPLOYEE BENEFIT PLANS.

          (a) Schedule 4.18 hereto sets forth a complete and accurate list of each plan, program, arrangement, agreement or commitment that is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or vacation or other employee benefit plan, program, arrangement, agreement or commitment ("Plans"), including, without limitation, each employee benefit plan (as defined under Section 3(3) of ERISA), maintained by the Company or any of the Subsidiaries or any trade or business (whether or not incorporated) which, together with such persons, would be treated as a single employer under Title IV of ERISA or Section 414 of the Code (collectively, the "ERISA Affiliates") or to which any ERISA Affiliate contributes or has any obligation to contribute to, or has or may have any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement). Each Plan is identified on Schedule 4.18, to the extent applicable, as one or more of the following: an "employee pension plan" (as defined in Section 3(2)(A) of ERISA), an "employee welfare plan" (as defined in Section 3(l) of ERISA), or as a plan intended to be qualified under Section 401 of the Code.

          (b) The Company and each of the Subsidiaries have complied, and currently are in compliance, in all material respects with all laws and regulations applicable to the Plans, including, without limitation, ERISA and the Code.

          (c) Except as set forth on Schedule 4.18, no ERISA Affiliate has maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA (including, without limitation, a "multi-employer plan" (as defined in Section 3(37) of ERISA) and a defined benefit plan (as defined in Section 3(35) of ERISA)).

          (d) Except as set forth on Schedule 4.18, neither the Company nor any of the Subsidiaries provides or may be required to provide and no Plan, other than a Plan that is an employee pension benefit plan (within the meaning of Section 3(2)(A) of ERISA), provides or may be required to provide benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company or any of the Subsidiaries beyond their retirement or other termination of service with the Company or the Subsidiaries (other than (A) coverage mandated by applicable law, (B) deferred compensation benefits accrued as liabilities on the books of the Company or the Subsidiaries, or (C) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)). No ERISA

Affiliate maintains any Plan under which any employee or former employee of any of the ERISA Affiliates may receive medical benefits which cannot be modified or terminated by the ERISA Affiliates at any time without the consent of any person, and no employees or former employees of the ERISA Affiliates will have any claim in respect of such benefits as of the Effective Time.

          (e) The transactions contemplated hereby will not result in (i) any portion of any amount paid or payable by the Company to a "disqualified individual" (within the meaning of Section 280G(c) of the Code and the regulations promulgated thereunder), whether paid or payable in cash, securities of the Company or otherwise and whether considered alone or in conjunction with any other amount paid or payable to such a "disqualified individual," being an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code and the regulations promulgated thereunder, (ii) except as provided in Section
7.07 hereof, any employee of the Company or any of the Subsidiaries being entitled to severance pay, unemployment compensation, or any other payment,
(iii) except as provided in Section 7.08 hereof, an accelera tion of the time of payment or vesting, or an increase in the amount of compensation due to any such employee or former employee or (iv) any prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

          (f) No ERISA Affiliate has incurred any material liability with respect to any Plan under ERISA (including, without limitation, Title I or Title IV thereof, other than liability for premiums due to the Pension Benefit Guaranty Corporation), the Code or other applicable law, which has not been satisfied in full or been accrued on the consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1998 pending full satisfaction, and no event has occurred, and there exists no condition or set of circumstances, which could result in the imposition of any liability under ERISA, the Code or other applicable law with respect to any Plan.

          (g) With respect to each Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, and, except as set forth on Schedule 4.18, as of the Effective Time there will be no liability of any of the ERISA Affiliates under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

          (h) None of the ERISA Affiliates has made any contribution to any Plan that may be subject to any excise tax under Section 4972 of the Code.

          SECTION 4.19. ENVIRONMENTAL MATTERS. The Company and the Subsidiaries are in compliance in all material respects with all Federal, state or local statutes, ordinances, orders, judgments, rulings or regulations relating to environmental pollution or to environmental regulation or control. Except as set forth on Schedule 4.19 hereto, neither the Company, any of the Subsidiaries nor any of their respective officers, employees, representatives or agents or any other person, has treated, stored, processed, discharged, spilled or otherwise disposed of any substance defined as hazardous or toxic by any applicable Federal, state, local or foreign law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by the Company or any of the Subsidiaries, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court. No employee or other person has ever made a claim or demand against the Company or any of the Subsidiaries based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof. Neither the Company nor any of the Subsidiaries has been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water. To the best knowledge of the Company, except as set forth on Schedule 4.19, the Leased Properties and the Business are not subject to any pending or threatened administrative or judicial proceeding under any environmental law and there are no facts or circumstances known to the Company which may give rise to any such proceeding. Except as set forth on Schedule 4.19, to the best knowledge of the Company and its Subsidiaries, there are no inactive, closed, or abandoned storage or disposal areas or facilities or underground storage tanks on the Leased Properties.

          SECTION 4.20. CONTRACTS.

          (a) Schedule 4.20 lists the following contracts, agreements and arrangements relating to the Company and/or any of its Subsidiaries under which the Company and/or any of its Subsidiaries has any liability or obligation of any nature whatsoever (whether contingent or in the nature of a warranty, surety, guaranty, stand-by obligation or otherwise):

          (i) any contract or arrangement with a sales representative, distributor, dealer, broker, sales agency, advertising agency or other person engaged in sales, distribution or promotional activities, or any contract to act as one of the foregoing on behalf of any person, which is not terminable by the Company on 30 or fewer days' notice;

          (ii) any contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services;

          (iii) any contract or arrangement pursuant to which the Company has made or will make loans or advances, or has or will have incurred indebtedness for borrowed money or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

          (iv) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other contract or arrangement relating to the borrowing of funds, an extension of credit or financing;

          (v) any contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

          (vi) any contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company or any of the Subsidiaries;

          (vii) any power of attorney or agency agreement or arrangement with any person pursuant to which such person is granted the authority to act for or on behalf of the Company or any of the Subsidiaries, or the Company or the Subsidiaries is granted the authority to act for or on behalf of any person;

          (viii) any contract not fully performed and relating to any acquisition or disposition of the Company or any predecessor in interest of the Company, or any acquisition or disposition of any Subsidiary, division, line of business, or real property; and

          (ix) any other contract or agreement (whether or not in writing) relating to or used in connection with the Business not specified above.

          (b) The Company has delivered to Parent complete and accurate copies of the contracts and agreements set forth on Schedule 4.20. Each such contract or agreement is a valid and subsisting agreement, without any default of the Company or any of the Subsidiaries thereunder and, to the best knowledge of the Company and its Subsidiaries, without any default thereunder of the other party or parties thereto. Except as set forth on Schedule 4.20, the Company has not received notice of any cancellation or termination of, or of any threat to cancel or terminate, any such contracts or agreements.

          (c) Except as set forth on Schedule 4.20, (i) none of the transactions contemplated by this Agreement and/or the Ancillary Agreements shall impair or adversely effect in any manner whatsoever any of the Company's rights or obligations under or in respect of any of the contracts or agreements set forth (or required to be set forth) on Schedule 4.20, including, without limitation, the contracts with Mitel, NEC and Sumitomo and (ii) except to the extent that the consents set forth on Schedule 4.20 are not obtained, each contract and agreement set forth on Schedule 4.20 shall continue in full force and effect without penalty or other adverse conse quence from and after the Effective Time.

          (d) There is no contract, agreement, arrangement or understanding that would entitle any of the Stockholders to seek indemnification from the Company or any of its Subsidiaries.

          (e) Except as set forth on Schedule 4.20, nothing contained in any contract or agreement set forth (or required to be set forth) on Schedule 4.20 limits or impairs the Company's or any Subsidiary's rights to use its Intellectual Property or to engage in the Business.

          SECTION 4.21. INSURANCE.

          (a) All policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for the Company or any of the Subsidiaries for events or occurrences arising or taking place in the case of occurrence type insurance, and for claims made and/or suits commenced in the case of claims-made type insurance, between the date of this Agreement and the Effective Time, are listed on Schedule 4.21 hereto, and, except as set forth on
Schedule 4.21, all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are in full force and effect. All such policies will remain in full force and effect and will not terminate or lapse by reason of any of the transactions contemplated hereby.

          (b) The Company has provided Parent information concerning each claim which in exceeds $20,000 and which has been made by the Company and any of the Subsidiaries in the last two years under any workers' compensation, general liability, property, directors' and officers' liability or other insurance policy (except group medical insurance) applicable to the Company, the Subsidiaries or any of their properties. Except as set forth in written materials provided by the Company to Parent, to the knowledge of the Company, there are no pending or threatened claims under any insurance policy, the outcome of which would reasonably be expected to have a Material Adverse Effect on the Company.

          SECTION 4.22. PENDING TRANSACTIONS. Except for this Agreement and the transactions contemplated hereby, neither the Company nor any of the Subsidiaries is a party to or bound by any agreement, negotiation, discussion, commitment or undertaking with respect to a merger or consolidation with, or an acquisition of any material property and assets of, any other corporation or person or the sale, lease or exchange of any material properties and assets to any other person.

          SECTION 4.23. CLAIMS AGAINST OFFICERS AND DIRECTORS. To the knowledge of the Company, there are no pending or threatened claims against any director, officer, employee or agent of the Company or any of the Subsidiaries or any other person which could give rise to any claim from any director, officer, employee or agent of the Company or any of the Subsidiaries for indemnification from the Company or any of the Subsidiaries.

          SECTION 4.24. KEY EMPLOYEES. Except as set forth on Schedule 4.24 hereto, all directors, officers, management employees, and technical and professional employees of the Company and the Subsidiaries are under written obligation to the Company and such Subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company and such Subsidiaries all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

          SECTION 4.25. CUSTOMERS, SUPPLIERS, ETC. The Company has provided Parent with information concerning (i) the largest customers of the Company and the Subsidiaries (in terms of aggregate revenues to the Company and the Subsidiaries during the fiscal year ended December 31, 1998) representing in the aggregate 80% of the revenues received by the Company and the Subsidiaries in respect of such fiscal year (such customers being referred to herein as the "Major Customers") and (ii) the largest suppliers of the Company and the Subsidiaries (in terms of aggregate charges to the Company and the Subsidiaries during the fiscal year ended December 31, 1998) representing in the aggregate 80% of the charges to the Company and the Subsidiaries in respect of such fiscal year (such suppliers being referred to herein as the "Major Suppliers"). Except to the extent set forth in Schedule 4.25, since December 31, 1998, there has not been any adverse change in the business relationship, there has been no material dispute between the Company or any of the Subsidiaries and any Major Customer or Major Supplier and the Company has received no notice that any Major Customer intends to reduce its purchases from the Company or any of the Subsidiaries or that any Major Supplier intends to reduce its sale of goods or services to the Company or any of the Subsidiaries.

          SECTION 4.26. ACCOUNTS RECEIVABLE AND ADVANCES. Except as disclosed on
Schedule 4.26 or in the Company Financial Statements, (i) each account receivable of the Company and the Subsidiaries (collectively, the "Accounts Receivable") represents a sale made in the ordinary course of business other than to affiliates and which arose pursuant to an enforceable written contract for a bona fide sale of goods or for services performed, and the Company and the Subsidiaries have performed all of their respective obligations to produce the goods or perform the services to which such Accounts Receivable relates, and
(ii) except to the extent reserved for in the Company Financial Statements, no Accounts Receivable is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof.

          SECTION 4.27. IMPROPER AND OTHER PAYMENTS. Except as set forth on
Schedule 4.27, neither the Company nor any of the Subsidiaries, nor any director, officer, employee, agent or representative of the Company or any of the Subsidiaries, nor any person acting on behalf of any of them, has (i) made, paid or received any bribes, kickbacks or other similar payments to or from any person, whether lawful or unlawful, (ii) made any unlawful contributions, directly or indirectly, to a domestic or foreign political party or candidate, or (iii) made any improper foreign payment (as defined in the Foreign Corrupt Practices Act).

          SECTION 4.28. DEVELOPMENT AGREEMENTS. Schedule 4.28 sets forth a list of all contracts, agreements or arrangements relating to the design, testing and implementation of any software or firmware program, product or project (hereinafter referred to as "Development Agreements") to which the Company or any of its Subsidiaries is a party. Except as set forth on said Schedule 4.28, the Company and the Subsidiaries have satisfied, or will satisfy, all requirements, including but not limited to any minimum production and development schedule, set forth in any Development Agreement and neither the Company nor any of the Subsidiaries is in default (nor has any event occurred which, with the giving of notice or passage of time would result in an event of default) under any Development Agreement. Except as set forth on said
Schedule 4.28, no amounts ("Penalties") are owed by the Company or any of its Subsidiaries, and no such Penalties are reasonably anticipated by the Company or any of its Subsidiaries to be owed, due to the failure of the Company or any of its Subsidiaries to satisfy any requirements under any Development Agreement, by the Company or any of its Subsidiaries to any third party with whom the Company or any of its Subsidiaries has entered into a Development Agreement. Schedule
4.28 also sets forth a list of all Penalties which are owed, or are reasonably anticipated by the Company or any of the Subsidiaries to be owed, by any of them pursuant to any Development Agreement.

          SECTION 4.29. ACCURACY OF STATEMENTS. Neither this Agreement nor any schedule or exhibit hereto, nor the certificates required by Section 8.03(a) and
(b), contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

          SECTION 4.30. BROKERS. Except as set forth on Schedule 4.30, neither the Company nor any of the Subsidiaries has used any broker or finder in connection with the transactions contemplated hereby, and neither the Company nor any of the Subsidiaries has or will have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by the Company, any of the Subsidiaries or the Stockholders in connection with any of the transactions contemplated by this Agreement.


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                                    OF PARENT

          Parent represents and warrants to the Company and each of the Stockholders as follows:

          SECTION 5.01. ORGANIZATION AND QUALIFICATION.

          (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition, operating results or business of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect").

          (b) Except in each case as would not have a Parent Material Adverse Effect, each subsidiary of Parent (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted and (ii) is duly qualified to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary.

          SECTION 5.02. AUTHORIZATION OF AGREEMENTS, ETC. Parent has all requisite corporate power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of such Ancillary Agreements by Parent and the performance by Parent of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of Parent, or any provision of any indenture, agreement or other instrument to which Parent is a party or by which it or any of its properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Liens upon the properties or assets of Parent or any of its subsidiaries.

          SECTION 5.03. VALIDITY. Each of this Agreement and each of the Ancillary Agreements to which Parent is a party have been duly executed and delivered by Parent and constitute the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

          SECTION 5.04. CAPITALIZATION.

          (a) The authorized capital stock of Parent is set forth on Schedule 5.04(a) hereto. As of September 30, 1999, 19,290,468 shares of Parent Common Stock were issued and outstanding, all of which were duly and validly issued, fully paid and nonassessable. Except as set forth in the Parent Filings, as of September 30, 1999 there are no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire, or any securities convertible into or exchangeable for, any shares of any class of capital stock of Parent or any subsidiary thereof is authorized or outstanding and as of September 30, 1999 there is not any commitment of Parent or any such subsidiary to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as set forth in the Parent Filings, as of September 30, 1999, neither Parent nor any of its subsidiaries has any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof. Since September 30, 1999 (i) no shares of Parent Common Stock have been issued other than in connection with employee option and stock plans, and (ii) no agreements to issue new shares

(other than as provided in this Agreement and other than in connection with employee option and stock arrangements) have been entered into.

          (b) Parent has provided to the Company true, complete and correct copies of Parent's Certificate of Incorporation and Bylaws, in each case, as in effect on the date hereof.

          (c) The shares of Parent Common Stock to be issued pursuant to this Agreement have been duly authorized, and upon issuance to the Stockholders entitled to receive such shares, will be validly issued and outstanding, fully paid and nonassessable, and will be free of any Liens other than (i) those created or suffered to exist by the shareholder to whom any such shares are issued and (ii) restrictions on transfer imposed by this Agreement, the Ancillary Agreements, the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws.

          SECTION 5.05. GOVERNMENTAL APPROVALS. Except as set forth on Schedule 5.05, no order, authorization, approval or consent from, or filing with, any federal or state governmen tal or public body or other authority having jurisdiction over Parent is required for the execution, delivery and performance by Parent of this Agreement or any of the Ancillary Agreements to which Parent is a party, or is necessary in order to ensure, with respect to Parent, the legality, validity, binding effect and enforceability of this Agreement.

          SECTION 5.06. SEC FILINGS. Parent has provided to the Company true and complete copies of (i) the Quarterly Reports of Parent on Form 10-Q for the three months ended June 30, 1999 and September 30, 1999, (ii) its proxy and information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Parent subsequent to June 23, 1999 and (iii) all other reports, statements and registration statements filed by Parent with the SEC subsequent to June 23, 1999 (collectively, the "Parent Filings"). The Parent Filings (including, without limitation, any financial statements or schedules included therein) (i) were prepared in compliance with the requirements of the Securities Act or the Exchange Act of 1934, as amended, as the case may be, and
(ii) did not at the time of filing (or if amended, supplemented or superceded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent is current in all filings required to be made by it with the SEC under applicable law.

          SECTION 5.07. FINANCIAL STATEMENTS. The consolidated financial statements of Parent included in the Parent Filings have been prepared in accordance with generally accepted accounting principles consistently applied and consistent with prior periods, subject, in the case of unaudited interim consolidated financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. The consolidated balance sheets of Parent included in the Parent Filings fairly present the financial position of Parent and its subsidiaries as of their respective dates, and the related consolidated statements of operations, stockholders' equity and cash flows included in the Parent Filings fairly present the results of operations of Parent and its Subsidiaries for the respective periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. Except for liabilities or obligations that are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent's Filings made prior to the date hereof or that were incurred subsequent to September 30, 1999 in the ordinary course of business and consistent with past practice, none of Parent and its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected in a consolidated balance sheet (or reflected in the notes thereto) or which would have a Parent Material Adverse Effect. Parent has not suffered a Parent Material Adverse Effect subsequent to September 30, 1999.

          SECTION 5.08. LITIGATION. Except as described in the Parent Filings or as would not, individually or in the aggregate, have a Parent Material Adverse Effect, (i) there is no action, suit, dispute, investigation, proceeding or claim pending or, to the best knowledge of Parent, threatened against or affecting Parent or its properties or rights, before any court, administrative agency, governmental body, arbitrator, mediator or other dispute resolution body, and Parent is not aware of any facts or circumstances which may give rise to any such action, suit, dispute, investigation, proceeding or claim, (ii) Parent is not subject to any order, judgment, decree, injunction, stipulation, or consent order of or with any court or other governmental agency, and (iii) Parent has not entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which Parent has any continuing obligation.

          SECTION 5.09. BROKERS. Except as set forth on Schedule 5.09, neither Parent nor any of its subsidiaries has used any broker or finder in connection with the transactions contemplated hereby, and neither the Parent nor any of its subsidiaries has or shall have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by the Parent, any of its subsidiaries or the stockholders of Parent in connection with any of the transactions contemplated by this Agreement.


                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES
                              OF ACQUISITION CORP.

          Acquisition Corp. represents and warrants to the Company and each of the Stockholders as follows:

          SECTION 6.01. ORGANIZATION AND QUALIFICATION. Acquisition Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has not engaged in any business other than in connection with its formation and the negotiation of this Agreement.

          SECTION 6.02. AUTHORIZATION OF AGREEMENTS, ETC. Acquisition Corp. has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisition Corp. and the performance by Acquisition Corp. of its obligations hereunder, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of Acquisition Corp., or any provision of any indenture, agreement or other instrument to which Acquisition Corp. is a party or by which it or any of its properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Liens upon the properties or assets of Acquisition Corp.

          SECTION 6.03. VALIDITY. This Agreement has been duly executed and delivered by Acquisition Corp. and constitutes the legal, valid and binding obligation of Acquisition Corp., enforceable against Acquisition Corp. in accordance with its terms.

          SECTION 6.04. GOVERNMENTAL APPROVALS. Except as set forth on Schedule 6.04, no order, authorization, approval or consent from, or filing with, any federal or state governmen tal or public body or other authority having jurisdiction over Acquisition Corp. is required for the execution, delivery and performance by Acquisition Corp. of this Agreement, or is necessary in order to ensure, with respect to Acquisition Corp., the legality, validity, binding effect and enforceability of this Agreement.

          SECTION 6.05. LITIGATION. There is no action, suit, dispute, investigation, proceeding or claim pending or, to the best knowledge of Acquisition Corp., threatened against or affecting Acquisition Corp. or any of its Subsidiaries, arising in connection with or seeking to enjoin any of the transactions contemplated by this Agreement.

          SECTION 6.06. BROKERS. Acquisition Corp. has not used any broker or finder in connection with the transactions contemplated hereby, and Acquisition Corp. has not or shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by Acquisition Corp. in connection with any of the transactions contemplated by this Agreement.

                                  ARTICLE VII.

                                    COVENANTS

          SECTION 7.01. CONDUCT OF THE COMPANY'S BUSINESS. The Company covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

          (a) the business of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and each of the Company and the Subsidiaries shall use its best efforts to preserve intact its present business organization, keep available the services of its current officers and employees, maintain its assets (other than those permitted to be disposed of hereunder) in good repair and condition, maintain its books of account and records in the usual, regular and ordinary manner and preserve its goodwill and ongoing business;

          (b) the Company shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber (or permit any of the Subsidiaries to issue, sell, pledge, dispose of or encumber) (A) any capital stock of the Company or any of the Subsidiaries, or (B) any property or assets (including Intellectual Property) of the Company or any of the Subsidiaries, except inventory and immaterial assets in the ordinary course of business consistent with past practice; (ii) amend or propose to amend its Certificate of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares (except for any dividends paid in the ordinary course to the Company or to any Subsidiary);
(iv) redeem, purchase, acquire or offer to acquire (or permit any of the Subsidiaries to redeem, purchase, acquire or offer to acquire) any shares of its capital stock; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

          (c) neither the Company nor any of the Subsidiaries shall (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except a Subsidiary) or any material amount of assets; (iii) incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business and consistent with past practices, or refinance any such indebtedness or issue or sell any debt securities; (iv) enter into or modify any material contract, lease, agreement or commitment, or permit or perform any act that would cause a material breach of any such contract, lease, agreement or commitment; (v) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims; (vi) discharge or satisfy any material claim or settle or compromise any material claim, action, suit or proceeding pending or threatened against the Company or any of the Subsidiaries, or, if the Company or any of the Subsidiaries may be liable or obligated to provide indemnification, against the Company's directors or officers, before any court, governmental agency or arbitrator; (vii) make any loans, advances (except for travel and similar expenses to employees of the Company in the ordinary course of business) or capital contributions to or investments in, any other person, except as may be required under agreements in effect as of and identified on Schedule 4.20 hereto and upon prior notice to Parent; (viii) alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or ownership of any Subsidiary; (ix) violate or fail to perform any obligation imposed upon the Company or any of the Subsidiaries by any applicable laws, orders or decrees, ordinances, government rules or regulations or conciliation agreements if such violation or failure would have a Material Adverse Effect; or (x) to the extent not described herein, take any action described in Section 4.07 hereof;

          (d) neither the Company nor any of the Subsidiaries shall grant any increase in the salary or other compensation of its directors, officers or employees, except reasonable salary increases, in the case of employees who are not directors or executive officers of the Company or any of the Subsidiaries, in the ordinary course of business consistent with past practice, or grant any bonus to any employee (except pursuant to plans disclosed herein) or enter into any employment agreement or make any loan (except for expenses in the ordinary course of business) to or enter into any material transaction of any other nature with any employee of the Company or any Subsidiary;

          (e) except as contemplated by Sections 7.06(b) and 7.07, neither the Company nor any of the Subsidiaries shall take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or the Subsidiaries or to increase the benefits payable under its severance or termination pay practices, PROVIDED, HOWEVER, that the Company shall be permitted to transmit a letter describing certain vesting benefits for four employees previously identified to Parent in a form acceptable to Parent prior to the Effective Time;

          (f) neither the Company nor any of the Subsidiaries shall adopt or amend, in any material respect, any plan for the benefit or welfare of any directors, officers or employees, except as contemplated hereby or as may be required by applicable law or regulation;

          (g) each of the Company and the Subsidiaries shall use its best efforts, to the extent not prohibited by the foregoing provisions of this
Section 7.01, to maintain its relationships with its suppliers and customers, clients, and others having business dealings with it.

          SECTION 7.02. ACCESS TO INFORMATION.

          (a) Each of Parent and the Company shall, and shall cause its respective subsidiaries, officers, directors, employees, representatives, advisors and agents to, afford, from the date hereof to the Effective Time, the officers, employees, representatives, advisors and agents of the other party complete access at all reasonable times to its officers, employees, agents, properties, books, records and workpapers, and shall furnish each other party all financial, operating and other information and data as Parent or Company, through its officers, employees or agents, may reasonably request and shall promptly furnish to the other monthly operating and financial reports in such form as Parent or the Company shall reasonably request. All such requests shall be directed to Vivek Bansal or to another representative of the Company designated by him.

          (b) The Company, at least three business days prior to the Effective Date, shall deliver to Parent a list setting forth the names and locations of each bank or other financial institution at which the Company and the Subsidiaries has an account (giving the account numbers) or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and the names of all persons, if any, now holding powers of attorney or comparable delegation of authority from the Company and any of the Subsidiaries and a summary statement thereof.

          (c) If this Agreement is terminated prior to the Effective Time:

          (i) each of the parties hereto shall, and shall cause its officers, employees, representatives, advisors and agents to, deliver to the other party, or if requested, destroy, all confidential documents, work papers and other materials, and all copies thereof, obtained by it or on its behalf from such other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution and delivery hereof; and

          (ii) each of the parties hereto agree not to induce or attempt to induce any employee of the other party to leave the employ of such party (or any subsidiary or affiliate thereof), or to interfere with the relationship between any of the parties and any employee thereof, in either case for a period of three years after such termination.

          (d) Each of the parties hereto and its officers and employees shall not disclose or use any information so obtained, except as required by applicable law or legal process without the prior written consent of the other party; PROVIDED that any such information may be disclosed to a party's financial advisors, accountants, counsel and other representatives, and lenders and regulatory authorities whose approvals are required hereunder, as may be appropriate or required in connection with the transactions contemplated hereby, but only if such persons shall be specifically informed by such party of the confidential nature of such information and agree to comply with the restrictions contained herein, and to preserve the confidentiality of any such information obtained. The agreements contained in this Section 7.02(d) do not apply to informa tion that (i) is or becomes generally available to the public other than as a result of a disclosure by a receiving party or its representatives, (ii) was known to the receiving party on a confidential basis prior to its receipt, (iii) becomes available to a party on a non-confidential basis from a source not bound by any duty of confidentiality to the other party or (iv) is independently developed by a receiving party without reference to any confidential information.

          (e) No investigation pursuant to this Section 7.02 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

          SECTION 7.03. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings; PROVIDED that the foregoing shall not require Parent to agree to make, or to require the Company or any of the Subsidiaries to make, any divestiture of a significant asset in order to obtain any waiver, consent or approval or to incur any material liability or expense.

          SECTION 7.04. INQUIRIES AND NEGOTIATIONS. Neither the Company nor any of the Subsidiaries, nor any of their respective affiliates, directors, officers, employees, representatives, advisors or agents, shall, directly or indirectly, encourage, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, subject to the fiduciary obligations of the Company's Board of Directors under applicable law as advised by counsel, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than Parent and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other equity securities, recapitalization, debt restructuring or similar transaction involving the Company or any Subsidiary, or any division of the company or any of the Subsidiaries (such transactions being hereinafter referred to as "Alternative Transactions"). The Company shall immediately notify Parent if any proposal, offer, inquiry or request from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alterative Transaction, and shall, in any such notice to Parent, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Parent informed of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement under which the Company is a beneficiary.

          SECTION 7.05. NOTIFICATION OF CERTAIN MATTERS.

          (a) The Company shall give prompt notice to Parent and Acquisition Corp. of (i) the occurrence, or failure to occur, of any event that the Company believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of the Company or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

          (b) Parent shall give prompt notice to the Company of (i) the occurrence, or failure to occur, of any event that Parent believes would be likely to cause any of its representa tions or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of Parent or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

          SECTION 7.06. EMPLOYEE MATTERS.

          (a) Parent agrees that, as of the Effective Time, it shall cause the Surviving Corporation to continue to employ all of the employees of the Company and the Subsidiaries who are Active Employees, it being understood that nothing in this Agreement shall be deemed to create any employment status other than employment at will. Employees who continue as employees of the Surviving Corporation or any of the Subsidiaries shall be entitled to participate in all employee benefit plans maintained by Parent or the Surviving Corporation for employees of the Surviving Corporation generally, it being understood and agreed, however, that nothing in this Section 7.06 shall require Parent (i) to provide or continue for the benefit of any employees any Plan currently maintained by the Company or any Subsidiary thereof, or (ii) to maintain the organizational structure of the Business as in effect on the date hereof.

          (b) Parent and Acquisition Corp. acknowledge that the Company intends to pay employee bonuses at the Effective Time to employees who execute and deliver the documen tation described in Section 7.06(c) in amounts not to exceed
(i) $60,000 for any single employee and (ii) $800,000 in the aggregate, and the parties hereto acknowledge that the payment of such bonuses shall not constitute a breach of any covenant or representation and warranty of the Company under this Agreement. Parent acknowledges that such bonuses will be funded out of cash made available to the Company by Parent no later than thirty days after the Effective Time.

          (c) Prior to the Effective Time the Stockholders and the Company acknowl edges and agree that Parent shall have the right to conduct personal interviews and meetings with each of the employees of the Company and the Subsidiaries, and the Stockholders and the Company shall cooperate with Parent in arranging for and conducting such interviews and meetings. The Company and the Stockholders acknowledge that Parent will request each employee of the Company and the Subsidiaries (other than any such employees excluded at the sole discretion of Parent) to execute and deliver to Parent an offer letter, noncompetition and confidentiality agreements and other documentation relating to Parent's business and the protection of Parent's Intellectual Property.

          (d) Each Stockholder hereby waives, to the fullest extent permitted under applicable law, any and all rights or claims they may have to claim indemnification from the Company and/or the Surviving Corporation for any claim, suit or action brought against such Stockholder arising from or related to any action or failure to act on the part of such Stockholder in his capacity as an officer and/or director of the Company prior to the Effective Time.

          SECTION 7.07. ACQUISITION OPTION PLAN. At the Effective Time Parent shall adopt and put into effect, for the benefit of employees of the Company selected by Vivek Bansal and approved by Parent, an Acquisition Option Plan having the terms and conditions set forth in Exhibit E hereto (the "Option Plan"), which plan shall provide for the issuance of "non-qualified" stock options exercisable for up to 284,444 shares of Parent Common Stock at the exercise price set forth in the Option Plan. The parties hereto acknowledge and agree that options will be granted to employees of the Company under the Option Plan only if such employees execute and deliver to Parent the documentation described in Section 7.06(c) above. Prior to the first anniversary of the Effective Time, Parent will prepare and file with the Commission (as defined in the Registration Rights Agreement) a registration statement on Form S-8 with respect to the shares of Parent Common Stock issuable under the Option Plan and will use its best efforts to cause such registration statement to become and remain effective by the first anniversary of the Effective Time. If any option granted under the Option Plan lapses or terminates prior to the issuance of all of the shares of Parent Common Stock issuable upon exercise of such option, the shares of Parent Common Stock not so issued may be made subject to a new option granted under the Option Plan to such individual or individuals, and having such exercise price and other terms, as Vivek Bansal (for so long as Mr. Bansal is an employee of Parent) and Parent may mutually agree.

          SECTION 7.08. ANCILLARY AGREEMENTS. Parent, the Company and each of the Stockholders shall execute and deliver the Ancillary Agreements to which each of them is a party at or immediately prior to the Effective Time.

          SECTION 7.09. RELEASE OF CERTAIN PERSONAL GUARANTEES. Subject to the consummation of the Merger, Parent shall use commercially reasonable efforts to cause Vivek Bansal to be released from his personal guarantees of the obligations of the Company described in Schedule 7.09 hereto, PROVIDED, HOWEVER, that nothing herein shall require Parent to set aside or deposit with any party any collateral to secure any such obligations. Subject to the consummation of the Merger, Parent shall indemnify and hold Vivek Bansal harmless from any amounts required to be paid by him on behalf of the Company pursuant to such personal guarantees.

          SECTION 7.10. ACTIONS AFFECTING IMMIGRATION STATUS. Parent shall cooperate with the Company in connection with matters relating to the immigration status of Company Employees and shall not take any action to combine with another entity unless Parent takes reasonable action to address any material adverse effect incurred by any of such Company Employees as a result of the effect of such combination on the immigration status of such Company Employees.

          SECTION 7.11. AGREEMENT TO COOPERATE. In the event that any provision contained in any Development Agreement as in effect at the Effective Time adversely affects Parent's access to any of the Intellectual Property of the Company, then Parent and the Stockholders shall cooperate to minimize such adverse effect, and the cost, fees and expenses incurred by Parent and the Company in connection therewith shall be paid 60% by the Stockholders on a joint and several basis and 40% by Parent. For purposes of this Section 7.11, payments required to be made by the Company to any third party in the ordinary course pursuant to the express terms of any Development Agreement shall not be deemed to be costs, fees or expenses required to be paid in part by the Stockholders as described in the preceding sentence.


                                  ARTICLE VIII.

                            CONDITIONS TO THE MERGER

          SECTION 8.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) the Company shall have completed its acquisition of Ficon India in accordance with the terms of the Ficon India Purchase Agreements.

          (b) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prevent the consummation of the Merger as contemplated hereby.

          SECTION 8.02. CONDITIONS TO THE OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Acquisition Corp. contained in this Agreement shall be true and correct at the Effective Time with the same force and effect as though such representations and warranties had been made at and as of the Effective Time, and Parent and Acquisition Corp. shall have certified to such effect to the Company in writing.

          (b) PERFORMANCE. Parent and Acquisition Corp. shall have performed and complied with all agreements and conditions contained herein required to be performed and complied with by it prior to or at the Effective Time, and Parent and Acquisition Corp. shall have certified to such effect to the Company in writing.

          (c) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

          (d) OPINION OF COUNSEL. The Company shall have received the opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol, special counsel to Parent, to the effect set forth in Exhibit J hereto.

          (e) ANCILLARY AGREEMENTS. Parent and Acquisition Corp. shall have executed and delivered to the Company the Ancillary Agreements to which the Parent and Acquisition Corp. are parties.

          (f) CONSENTS AND REGULATORY APPROVALS. Parent shall have obtained all written consents, permits, licenses, authorizations and approvals in forms acceptable to the Company of any and all persons (including, without limitation, (i) governmental agencies, authorities and third parties and (ii) the consents set forth in Schedule 5.05 hereof) required to be obtained prior to the consummation of the transactions contemplated hereby.

          (g) NO MATERIAL ADVERSE EFFECT. Parent shall not have suffered after the date of this Agreement any change which has had, or in the reasonable opinion of the Company could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (h) SUPPORTING DOCUMENTS. At or prior to the Effective Time, the Company and its counsel shall have received copies of the following supporting documents:

          (i) copies of the Certificate of Incorporation of Parent, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of Parent and listing all documents of Parent on file with said Secretary;

          (ii) copies of the Certificate of Incorporation of Acquisition Corp., and all amendments thereto, certified as of a recent date by the Secretary of State of the State of New Jersey, and a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of Acquisition Corp. and listing all documents of Acquisition Corp. on file with said Secretary;

          (iii) a certificate of the Secretary or an Assistant Secretary of Parent as of the Effective Time certifying (w) that attached thereto is a true and complete copy of the Bylaws of Parent as in effect on the date of such certification; (x) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Parent authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement;
     (y) that the Articles of Incorporation of Parent have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (z) as to the incumbency and specimen signature of each officer of Parent executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of Parent as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (iii); and

          (iv) a certificate of the Secretary or an Assistant Secretary of each of Acquisition Corp. as of the Effective Time certifying (w) that attached thereto is a true and complete copy of the By-laws of Acquisition Corp. as in effect on the date of such certification; (x) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Acquisition Corp. authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (y) that the Certificate of Incorporation of Acquisition Corp. have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (ii) above; and (z) as to the incumbency and specimen signature of each officer of Acquisition Corp. executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of Acquisition Corp. as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (iv); and

          (iv) such additional supporting documents and other information with respect to the operations and affairs of Parent and Acquisition Corp. as the Company or its counsel may reasonably request.

All such documents shall be reasonably satisfactory in form and substance to the Company and its counsel.

          SECTION 8.03. CONDITIONS TO THE OBLIGATION OF PARENT AND ACQUISITION CORP. TO EFFECT THE MERGER. The obligation of Parent and Acquisition Corp. to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct at the Effective Time with the same force and effect as though such representations and warranties had been made at and as of the Effective Time, and the Company shall have certified to such effect to Parent in writing.

          (b) PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed and complied with by it prior to or at the Effective Time, and the Company shall have certified to such effect to Parent in writing.

          (c) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

          (d) OPINION OF COUNSEL. Parent shall have received the opinion of Saiber Schlesinger Satz & Goldstein, LLC, counsel to the Company, to the effect set forth in Exhibit K hereto.

          (e) ANCILLARY AGREEMENTS; OTHER AGREEMENTS. The Company and each of the Stockholders shall have executed and delivered to Parent the Ancillary Agreements to which the Company and such Stockholders are parties. The Company and Suresh Paul Bansal shall have executed and delivered to Parent the Agreement granting the Company the right to purchase the Remaining Ficon India Shares in the form approved by Parent as of the date of this Agreement. The Stockholders shall have terminated the Stockholders' Agreement dated as of October 1, 1999 among the Company and them.

          (f) CONSENTS AND REGULATORY APPROVALS. The Company shall have obtained all written consents, permits, licenses, authorizations and approvals in forms acceptable to Parent of any and all persons (including, without limitation, (i) governmental agencies, authorities and third parties and (ii) the consents set forth in Schedule 4.02 hereof) required to be obtained prior to the consummation of the transactions contemplated hereby and required to be obtained in order that Surviving Corporation may conduct the Business immediately following the Effective Time.

          (g) NO MATERIAL ADVERSE EFFECT. The Company shall not have suffered after the date of this Agreement any change which has had, or in the reasonable opinion of Parent could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (h) SUPPORTING DOCUMENTS. At or prior to the Effective Time, Parent and its counsel shall have received copies of the following supporting documents:

          (i) copies of the Certificate of Incorporation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of New Jersey, and a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary;

          (ii) a certificate of the Secretary or an Assistant Secretary of the Company as of the Effective Time certifying (w) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (x) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (y) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(x) above; and (z) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii); and

          (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as Parent or its counsel may reasonably request.

All such documents shall be reasonably satisfactory in form and substance to Parent and its counsel.


                                   ARTICLE IX.

                           TERMINATION AND ABANDONMENT

          SECTION 9.01. TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
Time:

          (a) by mutual action of the Boards of Directors of Parent and the Company;

          (b) by the Company, if any of the conditions set forth in Sections
8.01 and/or 8.02 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Parent and Acquisition Corp. on or before January 25, 2000;

          (c) by Parent or Acquisition Corp., if the conditions set forth in Sections 8.01 and 8.03 shall not have been complied with or performed and such noncompliance or nonperfor mance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company on or before January 25, 2000; or

          (d) by Parent or the Company (i) if there has been a material breach of a representation or warranty made by the other party, the effect of which is a Material Adverse Effect, and such breach (and the consequences thereof) have not been cured within ten days after written notice of such breach has been given to the breaching party, or (ii) if there has been a breach by the other party in any material respect of the covenants set forth in this Agreement which by its nature cannot be cured or eliminated.

          SECTION 9.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 9.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its stockholders or directors or officers in respect thereof, and each party shall be responsible for its own expenses, except as follows: (i) the obligations imposed by Sections 7.02(d) and 11.01 hereof shall survive the termination and (ii) nothing herein shall relieve any party from liability for any willful breach or improper termination of this Agreement.


                                   ARTICLE X.

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

          SECTION 10.01. SURVIVAL OF REPRESENTATIONS. All representations and warranties made by any party hereto in this Agreement or pursuant hereto shall survive the Effective Time and shall terminate at the close of business on the fourth anniversary of the Effective Time, except for the representations and warranties of the Company and the Stockholders contained in Sections 4.01 through 4.06, 5.01 through 5.04, 5.07 and 6.01 through 6.03 (which shall survive indefinitely), in Section 4.16 (which shall survive until the date that is 90 days after the expiration of any applicable statute of limitations, including extensions thereof, for the Taxes referred to therein) and in Section 4.18 (which shall survive for the applicable statute of limitations, including any extensions thereof).

          SECTION 10.02. TAX INDEMNITY.

          (a) The Stockholders, jointly and severally, shall indemnify, defend and hold harmless Parent and its affiliates (including after the Effective Time, the Company and the Subsidiaries) from and against:

          (i) a breach of any representations or warranties relating to Taxes;
     and

          (ii) without duplication of amounts payable under Section 10.02(a)(i),
     (x) any and all Taxes asserted against or incurred or sustained by Parent or any such affiliate for any tax period (or portion thereof) ending on or before the Effective Time and (y) all reasonable fees and expenses (including all reasonable legal, accounting and other professional fees and expenses) incurred by Parent or any such affiliate in connection therewith.

          (b) For purposes of paragraph (a) above, any interest, penalty or additional charge included in Taxes shall be deemed to be a Tax for the period in which the item on which the interest, penalty or additional charge is based, and not a Tax for the periods during which the item accrues.

          (c) The indemnity provided for in this Section 10.02 shall be independent of any other indemnity provision in this Agreement and, anything in this Agreement to the contrary notwithstanding, shall survive until the date that is 90 days after the expiration of any applicable statute of limitations, including extensions thereof, for the Taxes referred to herein.

          SECTION 10.03. GENERAL INDEMNITY.

          (a) Subject to the terms and conditions of this Article X, the Stockholders, jointly and severally, shall indemnify, defend and hold the Company and Parent harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by the Company, any of the Subsidiaries or Parent by reason of or resulting from a breach of any representation, warranty, covenant or agreement of the Stockholders contained in or made pursuant to this Agreement or any of the Ancillary Agreements, or any facts or circumstances constituting such a breach, except as to and to the extent that Section 10.02 above shall be applicable thereto, in which case the provisions of said Section 10.02 shall govern. Notwithstanding the foregoing sentence, each Stockholder shall be severally and not jointly and severally liable to Parent and the Company for all Damages asserted against, resulting to, imposed upon or incurred by the Company, any of the Subsidiaries or Parent by reason of or resulting from a breach by such Stockholder of any representation, warranty, covenant or agreement relating exclusively to such Stockholder and contained in the Noncompete Agreement, the Representation Agreement, the Escrow Agreement or, in the case of Vivek Bansal, the Key Employment Agreement.

          (b) Subject to the terms and conditions of this Article X, Parent agrees to and shall indemnify, defend and hold the Stockholders harmless from and against all Damages asserted against, resulting to, imposed upon or incurred by them by reason of or resulting from or arising out of a breach of any representation, warranty or covenant of Parent or Acquisition Corp. contained in this Agreement.

          SECTION 10.04. CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the Stockholders under paragraph (a) of Section
10.03 to Parent and the Company, on the one hand, and of Parent to the Stockholders under paragraph (b) of Section 10.03, on the other hand (herein sometimes called the "indemnifying party"), to the other (herein sometimes called the "party to be indemnified") under Section 10.03 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

          (a) Within 20 days after receipt of notice of commencement of any action or the assertion of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading (provided that failure so to notify the indemnifying party of the assertion of a claim within such period shall not affect its indemnity obligation hereunder except as and to the extent that such failure shall adversely affect the defense of such claim), and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing.

          (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

          (c) Except with the prior written consent of the indemnified party, no indemnifying party, in the defense of such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the indemnified party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation. In the event that the indemnified party shall in good faith determine that the indemnified party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the indemnifying party in respect of such claim or any litigation relating thereto, the indemnified party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to such claim at the sole cost of the indemnifying party; PROVIDED, HOWEVER, that if the indemnified party does so take over and assume control, the indemnified party shall not settle such claim or litigation without the written consent of the indemnifying party, such consent not to be unreasonably withheld.

          (d) In connection with any such indemnification, the indemnified party shall cooperate in all reasonable requests of the indemnifying party.

          SECTION 10.05. LIMITATIONS ON INDEMNIFICATION AND REMEDIES.

          (a) Notwithstanding anything in the foregoing provisions of this
Article X to the contrary:

          (i) no Stockholder shall have any liability or obligation to indemnify Company or Parent from any Damages incurred by them as a result of a breach of any representation or warranty made by the Company or any Stockholder unless and until the aggregate amount of all such Damages equals or exceeds $50,000, at which point the Company and/or Parent shall be entitled to collect from the Stockholders as provided above all such Damages in excess of such $50,000 amount;

          (ii) each Stockholder's obligation to indemnify, defend and hold harmless the Company and Parent under this Article X shall be limited in the aggregate to an amount equal to the sum of such Stockholder's Applicable Percentage multiplied by (i) the Cash Merger Consideration, (ii) the Closing Stock Merger Consideration, (iii) the Escrow Stock Merger Consideration and (iv) the Contingent Stock Merger Consideration; and

          (iii) Parent's obligation to indemnify, defend and hold harmless the Stockholders under this Article X shall be limited in the aggregate to an amount equal to the sum of (i) the Cash Merger Consideration, (ii) the Closing Stock Merger Consideration, (iii) the Escrow Stock Merger Consideration and (iv) the Contingent Stock Merger Consideration.

          (b) Each Stockholder's indemnification obligations with respect to any claim hereunder shall be satisfied:

          (i) prior to the Indemnity Release Date (as defined in the Escrow Agreement), (x) to the extent possible, by the Escrow Agent releasing from escrow for cancellation the number of Escrowed Closing Shares described in
     Section 2.01(a)(i) of the Escrow Agreement or, at the election of such Stockholder, by payment in cash from such Stockholder and (y) if no Escrowed Closing Shares for such Stockholder remain in escrow, by payment in cash from such Stockholder; and

          (ii) from and after the Indemnity Release Date, by payment in cash from such Stockholder.

          SECTION 10.06. REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto.


                                   ARTICLE XI.
                                  MISCELLANEOUS

          SECTION 11.01. EXPENSES AND OTHER LIABILITIES.

          (a) Whether or not the transactions contemplated by this Agreement are consummated, neither the Company, on the one hand, nor Parent and Acquisition Corp., on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants, investment bankers and other experts (collectively, the "Transaction Expenses"), and Parent shall pay all such Transaction Expenses incurred by Acquisition Corp. The Company, on the one hand, and Parent and Acquisition Corp., on the other hand, shall indemnify the other and hold it harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with



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such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

          (b) The Stockholders represent and warrant that the total of all Transaction Expenses incurred and to be incurred by the Company and its Subsidiaries (collectively, the "Company Transaction Expenses") shall not exceed $250,000. If and to the extent that the Company Transaction Expenses exceed $250,000, the amount of such excess (the "Excess Company Expenses") shall be deducted from the Cash Merger Consideration as provided in Section 3.01(a)(i) of this Agreement.

          (c) The Stockholders represent and warrant that the total of all fees, costs, purchase price payments and other charges payable by the Company in connection with the acquisition of Ficon India, other than the cost of acquiring the Remaining Ficon India Shares as described in Schedule 4.04(c) (such fees, costs, payments and changes, other than the cost of acquiring the Remaining Ficon India Shares, being referred to herein collectively as the "Ficon India Expenses") shall not exceed $400,000. If and to the extent that the Ficon India Expenses exceed $400,000, the amount of such excess (the "Excess Ficon India Expenses") shall be deducted from the Cash Merger Consideration as provided in
Section 3.01(a)(i) of this Agreement; PROVIDED, HOWEVER, that if any additional Ficon India Expenses are discovered after the Effective Time (the "Additional Ficon India Expenses"), the Stockholders shall pay to Parent the full amount of such Additional Ficon India Expenses in cash no later than ten days after receiving notice from Parent specifying the amount of such Additional Ficon India Expenses. Each Stockholder shall be responsible for paying a portion of such Additional Ficon India Expenses equal to the product of (i) such Stockholder's Applicable Percentage multiplied by (ii) such Additional Ficon India Expenses.

          SECTION 11.02. PUBLICITY, CONFIDENTIALITY. The Company and Parent agree that this Agreement and the exchange of information pursuant thereto is confidential and they will not disclose or issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior consent of the other party or as required by law.

          SECTION 11.03. EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 11.04. NOTICES. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, and shall be deemed given upon receipt, as follows:




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          If to Parent to:

                    GlobeSpan, Inc.
                    100 Schulz Drive
                    Red Bank, New Jersey   07701
                    Telecopy Number: (732) 345-7556
                    Attention: President and Chief Executive Officer

          with copies to:

                    Reboul, MacMurray, Hewitt, Maynard & Kristol
                    45 Rockefeller Plaza
                    New York, New York 10111
                    Telecopy Number: (212) 841-5725
                    Attention: William H. Hewitt, Esq.

          If to the Company, to:

                    Ficon Technology, Inc.
                    1000 Route 9 North
                    Woodbridge, New Jersey   07095
                    Telecopy Number: (413) 383-5920
                    Attention: Mr. Vivek Bansal

          with a copy to:

                    Saiber Schlesinger Satz & Goldstein, LLC
                    One Gateway Center
                    Newark, New Jersey   07102
                    Telecopy Number: (973) 622-3349
                    Attention:  John L. Conover, Esq.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

          SECTION 11.05. WAIVERS. The Company, on the one hand, and Parent and Acquisition Corp., on the other hand, may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of



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any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          SECTION 11.06. AMENDMENTS, SUPPLEMENTS, ETC. At any time, this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all of the parties hereto.

          SECTION 11.07. ENTIRE AGREEMENT. This Agreement and its Schedules and Exhibits, and the documents to be executed or delivered at the Effective Time in connection herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein. As used herein, the "best knowledge" or "awareness" of the Company shall refer to the knowledge of each director and executive officer of the Company and each of the Subsidiaries after due inquiry.

          SECTION 11.08. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          SECTION 11.09. BINDING EFFECT, BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except for the provisions of Sections 7.07 and 7.08 hereof and the provisions of Article X applicable to the Stockholders (who have agreed to acknowledge their respective obligations under said Article by signing the acknowledgment and agreement appearing at the foot of this Agreement), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 11.10. ASSIGNABILITY. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto prior to the Effective Time without the prior written consent of the other parties hereto. After the Effective Time, no assignment shall operate to release the original parties hereto.



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          SECTION 11.11. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          SECTION 11.12. VARIATION AND AMENDMENT. This Agreement may be varied or amended at any time before or after the approval and adoption of this Agreement by the stockholders of Parent and the Company by action of the respective Boards of Directors of the Company, Parent and Acquisition Corp., without action by the stockholders thereof, provided that after approval and adoption of this Agreement by the Company's stockholders no such variance or amendment shall, without consent of such stockholder(s), reduce the consideration that the holders of the capital stock of the Company shall be entitled to receive upon the Effective Time pursuant to Section 3.01 hereof or amend the provisions of Article X.



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



          IN WITNESS WHEREOF, the parties have executed and delivered this Agree ment as of the day and year first above written.

                                        GLOBESPAN, INC.



                                        By /s/Armando Geday
                                          ------------------------------
                                        Name:  Armando Geday
                                        Title: Chief Executive Officer


                                        FTI ACQUISITION CORP.



                                        By /s/Armando Geday
                                        Name:  Armando Geday
                                        Title: President


                                        FICON TECHNOLOGY, INC.



                                        By /s/Vivek Bansal
                                        Name:  Vivek Bansal
                                        Title: President






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